UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BMC Stock Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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BMC STOCK HOLDINGS, INC.

Two Lakeside Commons

980 Hammond Drive NE, Suite 500

Atlanta, Georgia 30328

Notice of Annual Meeting of Stockholders
To Be Held on May 11, 2017

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders, which we refer to as the Annual Meeting, of BMC Stock Holdings, Inc., which we refer to as the Company. The Annual Meeting will be held on Thursday, May 11, 2017, at 8:00 a.m., Eastern Time. We are very pleased that this year’s Annual Meeting will be our first time hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/291955397 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is BMCH2017. There is no physical location for the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

We are holding the Annual Meeting for the following purposes:

1.	To elect David W. Bullock, David L. Keltner and Jeffrey G. Rea as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified;
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on Monday, March 20, 2017 will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We will be providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. Pursuant to these rules, on or about March 27, 2017, we are mailing to our stockholders of record as of the close of business on Monday, March 20, 2017 a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials, unless such stockholder has previously requested to receive a printed set of proxy materials. This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how to receive a paper copy of our proxy materials, including the accompanying proxy statement, our 2016 Annual Report and a proxy card. Stockholders who have previously requested to receive paper copies of proxy materials will receive a paper copy of the proxy materials by mail.

Details regarding how to attend the Annual Meeting online and the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Should you require assistance in accessing the meeting electronically, please contact Investor Relations by phone at (919) 431-1133 or by email at investors@buildwithbmc.com or the Computershare Call Center at (877) 373-6374.

Thank you for your ongoing support and continued interest in BMC Stock Holdings, Inc.

Very truly yours,

Peter C. Alexander
President and Chief Executive Officer and Director
Atlanta, Georgia
March 27, 2017

YOUR VOTE IS IMPORTANT. STOCKHOLDERS MAY VOTE AT THE ANNUAL MEETING BY ATTENDING THE ANNUAL MEETING BY WEBCAST, OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND YOUR PROXY CARD OR BROKER INSTRUCTIONS FOR INFORMATION ON HOW TO VOTE. THERE WILL BE NO IN-PERSON VOTING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 11, 2017.

This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2016 Annual Report are available through our Investor Relations website at ir.buildwithbmc.com or at www.edocumentview.com/BMCH. The information contained on or accessible through our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any other filings with the Securities and Exchange Commission.

BMC Stock Holdings, Inc.
__________________________________________

Proxy Statement
for
2017 Annual Meeting of Stockholders
May 11, 2017
__________________________________________

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors, which we refer to as the Board, of BMC Stock Holdings, Inc. for use at the Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held on Thursday, May 11, 2017, at 8:00 a.m., Eastern Time, and any adjournments or postponements of the Annual Meeting. This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/291955397 as described below under “Frequently Asked Questions About These Proxy Materials and Voting—Who is entitled to vote at the Annual Meeting?” and “Frequently Asked Questions About These Proxy Materials and Voting—How do I register to attend the Annual Meeting virtually on the Internet?”. The password for the meeting is BMCH2017. No physical meeting will be held. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or about March 27, 2017.

Background of the Business Combination

On December 1, 2015, Stock Building Supply Holdings, Inc., which we refer to as SBS, completed a business combination with privately-held Building Materials Holding Corporation, which we refer to as BMHC, in accordance with the terms of the Agreement and Plan of Merger, dated as of June 2, 2015, by and between SBS and BMHC, which we refer to as the Merger Agreement, pursuant to which BMHC merged with and into SBS, which we refer to as the Merger. As a result of the business combination, SBS survived the Merger and in connection therewith changed its name to “BMC Stock Holdings, Inc.” Following the Merger, shares of our common stock continued to be traded on the NASDAQ Global Select Market, which we refer to as NASDAQ, initially under the symbol “STCK,” and currently under the symbol “BMCH.”

Although SBS (which is now called BMC Stock Holdings, Inc.) was the legal acquirer of BMHC in the Merger, for accounting purposes, the Merger is treated as a “reverse acquisition,” and BMHC is treated as the accounting acquirer. As a result of accounting rules applicable to a reverse acquisition, beginning after the closing of the Merger, BMHC’s financial statements became our historical financial statements for financial reporting purposes. Although this proxy statement contains information regarding the Company’s current Board, committees of the Board and other governance structures and policies in effect after the consummation of the Merger, we are the same SEC registrant as SBS. As a consequence, certain information contained in this proxy statement represents historical information regarding SBS prior to the consummation of the Merger.

In this proxy statement, unless the context requires otherwise, all references to “the Company,” “BMC,” “we,” “us” or “our” or similar words refer to BMC Stock Holdings, Inc. (the combined company) and its subsidiaries. References to “SBS” and “BMHC” in this proxy statement refer to the companies as they existed before the Merger.

Frequently Asked Questions About These Proxy Materials and Voting

Q:	Why did I receive these proxy materials?
A:	The Company has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Company for use at our Annual Meeting, which will take place exclusively online on May 11, 2017. You are receiving these materials because you were a stockholder at the close of business on March 20, 2017, the record date for the Annual Meeting, which we refer to as the Record Date, and are entitled to vote at the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with the rules of the Securities and Exchange Commission, which we refer to as the SEC. As a result, we are mailing to many of our stockholders the Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice.

On or about March 27, 2017, we mailed the Notice to participating stockholders, containing instructions on how to access the proxy materials on the Internet.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	Our proxy statement for the Annual Meeting, which includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares; and
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card.

Q:	What are the purposes of the Annual Meeting and what matters am I voting on?
A:	The purposes of the Annual Meeting are:
1.	To elect David W. Bullock, David L. Keltner and Jeffrey G. Rea as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified;
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A description of each proposal and the Board’s recommendation with respect to each proposal are set forth in this proxy statement. Stockholders are being asked to vote on each of these proposals.

Q:	Who is entitled to vote at the Annual Meeting?
A:	Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the Annual Meeting. On the Record Date, there were 66,741,135 shares of common stock outstanding and entitled to vote on each matter brought before the Annual Meeting.

Beneficial Stockholders. If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” Accordingly, the Notice, this proxy statement and accompanying documents, if applicable, are being provided to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting by webcast. However, since you are not the stockholder of record, you may only attend the Annual Meeting and vote your shares at the Annual Meeting if you register in advance to attend the Annual Meeting online by webcast.

To register to attend the Annual Meeting by webcast, you must submit proof of your proxy power (legal proxy) reflecting your BMC holdings along with your name and email address to Computershare Trust Company, N.A., which we refer to as Computershare. Requests for registration should be directed to:

Computershare
BMC Stock Holdings, Inc. Legal Proxy
P.O. Box 43001
Providence RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2017. You will receive a confirmation of your registration by email after we receive your registration materials.

Registered Stockholders. If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by attending the Annual Meeting by webcast or by proxy. As a stockholder of record, you do not need to register to attend the Annual Meeting by webcast. You can participate in the Annual Meeting by entering the 15-digit control number in the shaded bar on your Notice or your proxy card as your “username.” Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for purposes pertaining to the Annual Meeting for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time, at the office of our General Counsel and Corporate Secretary, located at Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328 and at www.meetingcenter.io/291955397 during the Annual Meeting.

Q:	What are the voting rights of the holders of the Company’s common stock?
A:	Holders of the Company’s common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.
Q:	How do I vote?
A:	For Proposal 1 (election of three nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD.” A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation) you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Beneficial Stockholders. If you hold your shares in a stock brokerage account or through a broker, bank or other nominee, you are considered to be the beneficial owner of shares held in “street name.” Accordingly, these proxy materials are being made available to you by your broker, bank or nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice, this proxy statement and the accompanying proxy card were provided to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee.

Since you are not the stockholder of record, you may only attend the Annual Meeting by webcast and vote your shares online at the Annual Meeting if you register in advance to attend the Annual Meeting online by webcast.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your BMC holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare
BMC Stock Holdings, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as Legal Proxy and be received no later than 5:00 p.m., Eastern Time, on May 4, 2017. You will receive a confirmation of your registration by email after we receive your registration materials.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” may occur. Proposal 1 (election of three nominees as directors) and Proposal 3 (non-binding, advisory vote on executive compensation) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the Annual Meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 or 3.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote online at the virtual Annual Meeting at www.meetingcenter.io/291955397, or by proxy before the Annual Meeting in the following ways:

1.	By voting on the Internet. To vote on the Internet, go to www.envisionreports.com/BMCH or scan the QR code on your Notice. There, enter the 15-digit control number in the shaded bar on your Notice or your proxy card as your “username”;
2.	By making a toll-free telephone call within the United States or Canada using a touch-tone telephone to 1 (800) 652-VOTE (8683); or
3.	By completing, signing, dating and returning the proxy card by mail.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2017.

We provide Internet proxy voting and participation in our Annual Meeting by webcast to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	How do proxies work?
A:	The Board is asking for your proxy. If you complete and submit a proxy, the persons named as proxies (Peter C. Alexander, James F. Major, Jr. and Paul Street) will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•	“FOR” the election of David W. Bullock, David L. Keltner and Jeffrey G. Rea as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);
•	“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2); and
•	“FOR” the non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement (Proposal 3).

We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment.

If for any reason any of the nominees for election as director becomes unavailable for election, the proxy holders may exercise discretionary authority to vote for substitutes proposed by the Board.

Q:	What constitutes a quorum and how will votes be counted?
A:	In order to carry out the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting, either by attending the Annual Meeting by webcast or by proxy. If the persons present by attending the Annual Meeting by webcast or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. On the Record Date, there were 66,741,135 shares outstanding and entitled to vote. Thus, the holders of 33,370,568 shares must be present by attending the Annual Meeting by webcast or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the virtual Annual Meeting. Proxies received but marked as abstentions and “broker non-votes,” if any, will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of establishing a quorum.

Computershare will count the vote and its representative will serve as the inspector of the election.

Q:	What vote is required to approve each proposal?
A:	Proposal 1 (election of three nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposal 3 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” (or discretionary) item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

The table set forth below summarizes the foregoing descriptions of each of the proposals.

Proposal:	Election of Directors	Auditor Ratification	Advisory Approval of Executive Compensation
Voting Standard	Plurality, which means directors receiving the highest number of votes “FOR” will be elected	Majority of shares present and entitled to vote	Majority of shares present and entitled to vote
Broker Non-Votes	Not counted as entitled to vote and therefore no effect	Not counted as entitled to vote and therefore no effect, provided that brokers may vote with respect to this “routine” matter	Not counted as entitled to vote and therefore no effect
Treatment of Abstentions	Not counted as entitled to vote and therefore no effect	Will be treated as a vote “AGAINST”	Will be treated as a vote “AGAINST”
Uninstructed Proxy	Will be voted “FOR” this item.	Will be voted “FOR” this item.	Will be voted “FOR” this item.
Board Recommendation	“FOR”	“FOR”	“FOR”

Q:	What if I return my proxy card but do not provide voting instructions?
A:	If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Q:	What does it mean if I receive more than one set of proxy materials?
A:	If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice or, if provided, proxy card to ensure that all of your shares are voted.
Q:	May I change or revoke my vote?
A:	Beneficial Stockholders. Beneficial stockholders should contact their broker, bank or other nominee for instructions on how to change their vote or revoke their proxy.

Registered Stockholders. Registered stockholders may change or revoke a properly executed proxy at any time before its exercise by:

•	delivering written notice of revocation to the General Counsel and Corporate Secretary at our principal executive offices at Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328;
•	submitting another properly completed proxy card that is dated later than the original proxy;
•	granting a subsequent proxy through the Internet or telephone; or
•	voting online at the virtual Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Attendance by webcast at the Annual Meeting will not itself be deemed to revoke your proxy unless you vote online while attending the Annual Meeting by webcast. If you attend the Annual Meeting by webcast and want to vote online during the Annual Meeting, you can request that your previously submitted proxy not be used.

Q:	How can I attend the Annual Meeting?
A:	The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/291955397. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

If you are a registered stockholder (i.e. you hold your shares through our transfer agent, Computershare), you can participate in the Annual Meeting by entering the 15-digit control number in the shaded bar on your Notice or your proxy card as your “username.”

The password for the meeting is BMCH2017.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?
A:	If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. You can participate in the Annual Meeting by entering the 15-digit control number in the shaded bar on your Notice or your proxy card as your “username.”

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your BMC holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare
BMC Stock Holdings, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2017.

You will receive a confirmation of your registration by email after we receive your registration materials.

Q:	Why are you holding a virtual meeting instead of a physical meeting?
A:	We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.
Q:	Who bears the cost of the proxy solicitation?
A:	The Company bears all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials. The Company also reimburses brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. The Company and its directors, officers and regular employees also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
Q:	How can I find out the results of the voting at the Annual Meeting?
A:	Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Board and Governance Matters

Our corporate governance and nominating committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination or appointment. When identifying and evaluating candidates, the committee first determines whether there are any evolving needs of the Board that require expertise in a particular field. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to best fulfill its responsibilities. The committee also takes into account whether the nominee meets criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations.

Our corporate governance principles also require that all director candidates, whether recommended by a stockholder or otherwise, possess the following qualifications:

•	experience as a senior officer in a public or substantial private company or other comparable experience;
•	breadth of knowledge about issues affecting the Company and/or its industry;
•	expertise in finance, logistics, manufacturing, law, human resources, marketing or other areas that the Board determines are important areas of needed expertise; and
•	personal attributes that include integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the Board and its committees and willingness to assume broad/fiduciary responsibilities on behalf of all stockholders.

The committee may retain a third-party search firm to assist the committee and the Board in locating qualified candidates that meet the needs of the Board at that time. If retained, a search firm may provide information on a number of candidates, which the committee will review and discuss. The committee, other members of the Board and/or the Chief Executive Officer will interview potential Board candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it will recommend the nomination or appointment of the candidate to the Board.

Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed exclusively by resolution of the Board, and shall be divided into three classes. The size of the Board is currently eight directors. The Board is divided into three classes of directors, with three Class I Directors, three Class II Directors and two Class III Directors. The current term of our Class I Directors expires at the conclusion of the Annual Meeting, while the terms for our Class II and Class III Directors expire at the conclusion of the 2018 and 2019 annual meetings, respectively.

Set forth below under “Proposal 1 – Election of Directors” is information with respect to the Class I Director nominees and for Class II and Class III Directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board and their ages.

Proposal 1 – Election of Directors

At the Annual Meeting, three directors are to be elected for a three-year term. Each of the nominees currently serves as a Company director. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Each nominee elected as a director will continue in office until the conclusion of the 2020 annual meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Upon recommendation by the corporate governance and nominating committee of the Board, the Board proposes that David W. Bullock, David L. Keltner and Jeffrey G. Rea each be elected for a new term of three years and until their respective successors have been duly elected and qualified as Class I Directors. Each of the nominees has consented to serve if elected.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

The following table sets forth certain information as of the Record Date with respect to our directors, including the three persons nominated for election by our Board at the Annual Meeting.

Name	Age	Class (term expiring)
David W. Bullock, Chairman	52	Class I (2017)
David L. Keltner	57	Class I (2017)
Jeffrey G. Rea	52	Class I (2017)
Barry J. Goldstein	74	Class II (2018)
Michael T. Miller	52	Class II (2018)
James O’Leary	54	Class II (2018)
Peter C. Alexander	60	Class III (2019)
Carl R. Vertuca, Jr.	70	Class III (2019)

Nominees for Election for a Three-Year Term Expiring at the 2020 Annual Meeting

David W. Bullock Age 52	Mr. Bullock previously served as a director of BMHC from May 2014 through the effective time of the Merger, and as a director of the Company since the Merger. Mr. Bullock has served as the Chief Financial Officer of Pinnacle Agriculture Holdings LLC, a distributor of agricultural-related products, since October 2015. Mr. Bullock served as the Chief Financial Officer of Graham Packaging Company Inc. (NYSE: GRM), a global manufacturer of rigid plastics containers, from 2009 until the sale of the company in 2011. From 2002 to 2008, Mr. Bullock served as Chief Operating Officer, as well as Executive Vice President and Chief Financial Officer, of UAP Holding Corporation (NASDAQ: UAPH), a distributor of agricultural-related products. Prior to this, Mr. Bullock held various financial positions with FMC Corporation, Air Products and Chemicals Inc. and Westinghouse Electric. Mr. Bullock currently serves as a director of Pinnacle Agriculture Holdings LLC, Origin Agritech Limited (NASDAQ: SEED), Vail Christian Academy and Faith Alive USA Inc. Mr. Bullock received an M.B.A. from Cornell University and a B.S. in Electrical Engineering from Lehigh University. We believe that Mr. Bullock possesses specific attributes that qualify him to serve as a member of the Board, including his extensive financial skills and experience gained from previous management positions.
David L. Keltner Age 57	Mr. Keltner has served as a director of SBS from April 2014 through the effective time of the Merger, and as a director of the Company since the Merger. Since September 2016, Mr. Keltner has served as the Interim Chief Financial Officer of Wolseley plc. Prior to that, from 2009 to August 2016, Mr. Keltner served as the Chief Financial Officer of Ferguson Enterprises, Inc., a U.S. distributor of residential and commercial plumbing, HVAC and industrial supplies. From 2007 to 2009, he was the Chief Financial Officer of Wolseley North America. From 1993 to 2006, Mr. Keltner was the Vice President of Construction Lending for SBS. Prior to that, Mr. Keltner was a Vice President in the

Institutional / Corporate Bank division of NationsBank. Mr. Keltner received a B.S. in finance from Miami University and an M.B.A. from the University of Chicago. We believe that Mr. Keltner possesses specific attributes that qualify him to serve as a member of the Board, including his experience in building products distribution, strong executive and financial skills gained from previous and current management positions and valuable experience gained from board service.
Jeffrey G. Rea Age 52	Mr. Rea previously served as President and Chief Executive Officer of SBS from November 2010 through the effective time of the Merger and has served as a director of SBS from November 2010 through the effective time of the Merger, and as a director of the Company since the Merger. Before joining SBS, he served as President of the specialty products group at TE Connectivity Ltd., which we refer to as TEL, from 2008 to 2010. Prior to TEL, in 2006 and 2007, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company (NYSE: BRK). Mr. Rea joined Johns Manville in 2002 as a Vice President and General Manager of its building insulation business. Before joining Johns Manville, Mr. Rea served 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions, as well as five years with its corporate audit staff. Mr. Rea currently serves on the board of directors of Gores Holdings II, Inc. (NASDAQ: GSHTU). Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. We believe that Mr. Rea possesses specific attributes that qualify him to serve as a member of the Board, including his past position as Chief Executive Officer of SBS before the closing of the Merger and his broad industrial background.

Directors Continuing in Office until the 2018 Annual Meeting

Barry J. Goldstein Age 74	Mr. Goldstein has served as a director of SBS from June 2013 through the effective time of the Merger, and as a director of the Company since the Merger. Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc. (NASDAQ: ODP) in October 2000. He first joined Office Depot, Inc. as Chief Financial Officer in May 1987. From 1969 through May 1987, Mr. Goldstein was with Grant Thornton LLP, where he was named a partner in 1976. Mr. Goldstein has public company accounting experience at senior levels and has served as the chairman of six audit committees, four of them for public companies. Mr. Goldstein currently serves on the board of directors of Kraton Corporation. In the past five years, Mr. Goldstein also served on the boards of directors of Interline Brands, Inc. and Generac Holdings, Inc. Mr. Goldstein received a B.S. in economics from the Wharton School at the University of Pennsylvania. We believe that Mr. Goldstein possesses specific attributes that qualify him to serve as a member of the Board, including his strong executive, financial and corporate governance skills and valuable experience gained from previous and current board service.
Michael T. Miller Age 52	Mr. Miller previously served as a director of BMHC from May 2014 through the effective time of the Merger, and as a director of the Company since the Merger. Mr. Miller has served as the most senior financial officer of Installed Building Products, Inc. (NYSE: IBP) since he joined IBP in 2000 as Executive Vice President—Finance. Mr. Miller has been IBP’s Chief Financial Officer since July 2013 and has served as a director of IBP since March 2004. IBP is a nationwide installer of insulation and other building products in the new, existing and commercial real estate markets. Prior to joining IBP, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc. (NASDAQ: HBAN), a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. We believe that Mr. Miller possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience in the building products industry, background in finance and knowledge of financial reporting, including over 15 years of management and oversight of financial reporting and audit teams.

James O’Leary Age 54	Mr. O’Leary previously served as a director of BMHC from May 2014 through the effective time of the Merger, and as a director of the Company since the Merger. Mr. O'Leary currently serves on the boards of WireCo WorldGroup, Inc. and Superwinch Holdings, and he serves as Chairman of Kinematics Manufacturing Company. From March 2007 until its sale in October 2013, Mr. O’Leary served as Chairman of the Board and Chief Executive Officer of Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods listed on the New York Stock Exchange. He was an independent director of Kaydon Corporation, Inc. from 2005 to March 2007. Mr. O’Leary is a certified public accountant (currently inactive) in the State of New York and holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.B.A. from Pace University. We believe that Mr. O’Leary possesses specific attributes that qualify him to serve as a member of the Board, including his depth of business, operations and financial experience.

Directors Continuing in Office until the 2019 Annual Meeting

Peter C. Alexander Age 60	Mr. Alexander became a director and President and Chief Executive Officer of the Company upon the closing of the Merger. He previously served as Chief Executive Officer of BMHC from August 2010 through the effective time of the Merger and served as a director of BMHC from January 2010 through the effective time of the Merger. He previously served as President and Chief Executive Officer of ORCO Construction Distribution from 2005 to 2009. Mr. Alexander also was Managing Partner of KinderOaks Business Services. He previously served as President and Chief Executive Officer or in executive positions for several other companies in the technology, retail/distribution and service industries, including GE Capital, ComputerLand/Vanstar, Premiere Global Services and Coast to Coast Hardware. Mr. Alexander holds a B.A. from The Ohio State University and an M.B.A. from The Pennsylvania State University. We believe that Mr. Alexander possesses specific attributes that qualify him to serve as a member of the Board, including his position as Chief Executive Officer of our Company, his past position as Chief Executive Officer of BMHC before the closing of the Merger and his extensive experience in the lumber and building materials industry.
Carl R. Vertuca, Jr. Age 70	Mr. Vertuca previously served as a director of BMHC from January 2010 through the effective time of the Merger, and as a director of the Company since the Merger. Mr. Vertuca is President of The Vertuca Group, a venture capital and real estate investment company founded in 2000. From August 2012 until December 2014, Mr. Vertuca served as a director and as chairman of the audit committee of Roomlinx (OTCMKTS: RMLX). He previously served as Executive Vice President and a director of the Dii Group, a publicly held contract manufacturing company. He served as a director and chairman of the audit committee of DDi Corp., a publicly held company that produces quick turn printed circuit boards, from 2003 until the company was acquired by Viasystems Group, Inc. in June 2012. Mr. Vertuca holds an A.S. in mechanical engineering, a B.S. in business and an M.B.A. from the University of Kentucky. We believe that Mr. Vertuca possesses specific attributes that qualify him to serve as a member of the Board, including his extensive financial and executive experience with large organizations, experience as a director of public companies and his expertise in executive management in the areas of corporate development, acquisitions, finance, administration, manufacturing and engineering.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the election of David W. Bullock, David L. Keltner and Jeffrey G. Rea as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

BMC BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
NAMED NOMINEES FOR ELECTION AS DIRECTORS

Proposal 2 – Ratification of Selection of Independent Registered Public
Accounting Firm

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the audit committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider its selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is considered by management and the audit committee to be well qualified. The audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

KPMG LLP was the independent registered public accounting firm that audited BMHC’s financial statements for the fiscal year ended December 31, 2014. PricewaterhouseCoopers LLP was SBS’s independent registered public accounting firm prior to the closing of the Merger. The Merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, BMHC, have become our historical financial statements. The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Consequently, upon the consummation of the Merger, KPMG LLP was dismissed as our independent registered public accounting firm and PricewaterhouseCoopers LLP was engaged to be our independent registered public accounting firm for the fiscal year ended December 31, 2015 and continued as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

KPMG LLP’s report on BMHC’s financial statements for the fiscal year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the fiscal year ended December 31, 2014 and from January 1, 2015 through December 15, 2015 (the date of KPMG LLP’s dismissal by the audit committee), (1) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to KPMG LLP.

On May 9, 2016, the audit committee approved the engagement of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2016. PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited the Company’s financial statements for the fiscal years ended December 31, 2015 and SBS’s financial statements for the fiscal year ended December 31, 2014. During the fiscal year ended December 31, 2014 and the interim period from January 1, 2015 to September 30, 2015, SBS did not consult with PricewaterhouseCoopers LLP in regard to BMHC’s financial statements, which were audited by KPMG LLP, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on BMHC’s financial statements, and neither a written report was provided to BMHC or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by BMHC in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2015 and 2016, respectively. Amounts in the table for periods prior to the consummation of the Merger on December 1, 2015 reflect amounts paid by SBS to PricewaterhouseCoopers LLP.

	Fiscal 2015	Fiscal 2016
Audit Fees (1)	$2,477,464	$3,037,525
Audit-Related Fees (2)	360,583	—
Tax Fees (3)	17,820	—
All Other Fees (4)	1,800	1,800
Total	$2,857,667	$3,039,325

(1)	Consists of fees for professional services provided in connection with the audit of consolidated annual financial statements, review of consolidated interim financial statements, services in connection with the Merger for fiscal year 2015, including SBS’s Registration Statement on Form S-4 and services in connection with our Registration Statement on Form S-3 and securities offerings for fiscal year 2016.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit of our consolidated financial statements and are not reported under “Audit Fees.” The fees for fiscal year 2015 relate to due diligence in relation to the Merger and consultations relating to technical accounting matters.
(3)	Consists of fees billed for professional services rendered for tax compliance and tax planning and advice.
(4)	Consists of fees for services other than those described in the audit fees, audit-related fees and tax fees sections above. For fiscal years 2015 and 2016, these fees relate to a subscription to an online accounting research tool.

Pre-Approval Policy

The audit committee of the Board pre-approved all audit, audit related and permissible non-audit services provided to the Company by PricewaterhouseCoopers LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters from accounting firms for non-audit services. The audit committee pre-approves all services to be provided by the accounting firm that performs the annual audit of the Company’s financial statements. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor, and solicited the input of management and PricewaterhouseCoopers LLP on this issue.

All of the audit-related, tax and all other services provided by PricewaterhouseCoopers LLP to the Company in 2016 were approved by the audit committee (as then constituted) by means of specific pre-approvals. All non-audit services provided to the Company in 2016 were reviewed by the audit committee (as then constituted), which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Required Vote

An affirmative vote of a majority of the shares represented by voting online at the virtual Annual Meeting or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 2 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

BMC BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 3 – Advisory Vote on Executive Compensation

As described in the Compensation Discussion and Analysis, which we refer to as the CD&A, contained in this proxy statement, the compensation committee’s goal in setting executive compensation is to: (1) attract, engage and retain superior talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with short- and long-term incentive compensation programs that effectively align their interests with those of our stockholders.

Stockholders are urged to read the CD&A contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—Compensation Tables—Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our Named Executive Officers, which we refer to as NEOs, in fiscal 2016.

The compensation committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs in fiscal 2016 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the compensation committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Required Vote

An affirmative vote of a majority of the shares represented by voting online at the virtual Annual Meeting or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

BMC BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

Corporate Governance

Corporate Governance Principles

The Board has adopted policies and procedures to ensure effective governance of the Company. Our corporate governance materials, including our Corporate Governance Guidelines, the charters of the audit committee, the compensation committee and the corporate governance and nominating committee of the Board, and our Code of Business Conduct and Ethics, may be viewed in the “Corporate Governance” section of our Investor Relations website at ir.buildwithbmc.com. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance documents as it deems necessary and appropriate. The information contained on or accessible through our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any other filings with the SEC. We will also provide any of the foregoing information in print without charge upon written request to the General Counsel and Corporate Secretary, Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board structure, membership and service;
•	Board leadership;
•	Board procedures;
•	Committees;
•	Board and committee meetings; and
•	Responsibilities of the Board.

We intend to disclose any future amendments to our Corporate Governance Guidelines on our website.

Board Composition

Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed exclusively by resolution of the Board, and shall be divided into three classes. The size of the Board is currently eight directors. The Board is divided into three classes of directors, with three Class I Directors, three Class II Directors and two Class III Directors. David W. Bullock, David L. Keltner and Jeffrey G. Rea are the Class I Directors with a term expiring in 2017 at the conclusion of the Annual Meeting. Barry J. Goldstein, Michael T. Miller and James O’Leary are the Class II Directors with a term expiring in 2018. Peter C. Alexander and Carl R. Vertuca, Jr. are the Class III Directors with a term expiring in 2019. Our Amended and Restated Certificate of Incorporation also provides that, subject to the rights of holders of preferred stock, newly created directorships, whether resulting from any increase in the authorized number of directors or any vacancies in the Board, may be filled only by a resolution approved by (i) prior to the date of the 2017 annual meeting, (A) a majority of the directors then in office, including at least one former SBS director with respect to any such newly created directorships and any such vacancies in any directorship with respect to a director who was originally a SBS director, and (B) a majority of the directors then in office with respect to any other such vacancies, or (ii) from and after the date of the 2017 annual meeting, a majority of the directors then in office, in each case covered by clauses (i) and (ii) although less than a quorum, or, if applicable, by a sole remaining director.

The table below provides current membership information for the audit committee, compensation committee and corporate governance and nominating committee.

Director Name	Independent (Y/N)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
David W. Bullock (Chairman of Board)	Y			X
Peter C. Alexander	N
Barry J. Goldstein	Y	X (Chair)		X
David L. Keltner	Y		X
Michael T. Miller	Y	X
James O’Leary	Y		X	X (Chair)
Jeffrey G. Rea	N
Carl R. Vertuca, Jr.	Y	X	X (Chair)

Annual Meeting of Stockholders, Board Meetings and Attendance

All of our directors then on the Board attended our 2016 annual meeting. Additionally, in 2016 our Board held 16 meetings, our audit committee held 11 meetings, our compensation committee held 5 meetings and our corporate governance and nominating committee held 4 meetings, in person or telephonically. During 2016, each member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

Director Independence

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and BMC, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Bullock, Goldstein, Keltner, Miller, O’Leary and Vertuca. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with BMC.

Board Committees

The Board has an audit committee, a compensation committee and a corporate governance and nominating committee. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to BMC. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of the audit committee, the compensation committee and the corporate governance and nominating committee are available in their entirety in the “Corporate Governance” section of our Investor Relations website at ir.buildwithbmc.com. The information contained on or accessible through our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any other filing with the SEC.

Audit Committee. The audit committee is responsible for, among other matters: (1) selecting, terminating, determining the compensation of and overseeing our independent registered public accounting firm and approving all services to be performed by it; (2) overseeing our independent registered accounting firm’s qualifications, experience, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, internal accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (6) overseeing our internal audit function; and (7) reviewing with both management and our independent registered public accounting firm certain related party transactions and dealings.

Our Amended and Restated Certificate of Incorporation provides that, prior to the date of the 2017 annual meeting of stockholders, the chairman of the audit committee may be appointed only by resolution of a majority of the directors then in office, including at least one former SBS director.

Our audit committee currently consists of Messrs. Goldstein, Miller and Vertuca, and Mr. Goldstein serves as the chairman of such committee. Messrs. Goldstein, Miller and Vertuca meet the independence requirements and each member of the audit committee meets the financial literacy requirements of the SEC and NASDAQ. The Board has determined that each of Messrs. Goldstein, Miller and Vertuca is an audit committee financial expert under SEC rules.

Audit Committee Report

Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles in the United States. The audit committee’s responsibility is to monitor these processes. In this regard, the audit committee meets periodically with management and our independent registered public accounting firm. The audit committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The audit committee has the sole responsibility for the engagement and retention of the Company’s independent registered public accounting firm and the approval of all audit and other engagement fees.

The audit committee represents and assists the Board in fulfilling its oversight responsibility relating to matters under the purview of the audit committee’s charter. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2016 with the Company’s management and representatives of the independent registered public accounting firm. Audit committee members are not professionally engaged in the practice of auditing or accounting, and their functions are not intended to duplicate or certify the activities of management or PricewaterhouseCoopers LLP. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16 as adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

PricewaterhouseCoopers LLP audited the financial records of the Company and its subsidiaries for the year ended December 31, 2016, and served as independent registered public accounting firm for SBS and its predecessors since 1985.

Based on the above-mentioned review and discussions with management and PricewaterhouseCoopers LLP, and subject to the limitations on the roles and responsibilities of the audit committee referred to above and in the audit committee’s written charter, the audit committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. In addition, the audit committee engaged PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2017.

Audit Committee
Barry J. Goldstein, Chair
Michael T. Miller
Carl R. Vertuca, Jr.

The foregoing Audit Committee Report shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act, or under the Exchange Act, regardless of any general incorporation language in such filing.

Compensation Committee. The compensation committee is responsible for, among other matters: (1) assisting the Board in discharging its responsibilities relating to compensation of our directors, chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between us and our chief executive officer and other executive officers; (3) reviewing and evaluating our overall compensation philosophy and overseeing our equity, incentive and other compensation and benefits plans; and (4) preparing the compensation committee report on executive officer compensation required by the SEC for inclusion in our proxy statement and which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Our compensation committee currently consists of Messrs. Vertuca, Keltner and O’Leary, and Mr. Vertuca serves as the chairman of such committee. The compensation committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ, are non-employee directors for the purposes of Rule 16b-3 of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and satisfy the requirements of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Section 162(m) for outside directors.

Corporate Governance and Nominating Committee. Subject to the provisions of our Amended and Restated Certificate of Incorporation, the corporate governance and nominating committee is responsible for, among other matters: (1) identifying and assessing persons qualified to become Board members, consistent with the qualification standards and criteria approved by our Board; (2) recommending to the Board a slate of director nominees for election or reelection at the annual meeting of stockholders; (3) recommending to the Board the structure and membership of Board committees; (4) recommending to the Board persons to fill Board and committee vacancies; (5) overseeing annual evaluations of the Board and committees of the Board; and (6) reviewing periodically our Code of Business Conduct and Ethics and amendments thereto.

In identifying potential candidates for Board membership, the committee relies on suggestions and recommendations from directors, stockholders, management and others, including from time to time executive search and board advisory firms. The committee does not distinguish between nominees recommended by stockholders and other nominees.

Our corporate governance and nominating committee currently consists of Messrs. O’Leary, Bullock and Goldstein, and Mr. O’Leary serves as the chairman of such committee. The corporate governance and nominating committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of NASDAQ and are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act.

Policy Regarding Consideration of Candidates for Director

The corporate governance and nominating committee will consider stockholder nominations for membership on the Board. Stockholders wishing to recommend candidates to be nominated for election to the Board at the 2018 annual meeting of stockholders may do so by sending the following information to the attention of the Secretary of the Company at Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328: the name, age, business address and residence address of the candidate; the principal occupation or employment of the candidate; the class or series and number of shares of capital stock of the Company that are directly or indirectly owned beneficially or of record by the candidate and the date such shares were acquired and any other information relating to the candidate that would be required to be disclosed in a proxy statement or is otherwise required pursuant to Section 14 of the Exchange Act, including such candidate’s written consent to being named in the proxy statement as a nominee, if applicable, and to serve as a director if elected. Recommendations must also include certain other requirements with respect to the nominating stockholder specified in our bylaws.

Recommendations must be delivered to the Secretary of the Company not earlier than January 11, 2018, and not later than February 10, 2018. Stockholder recommendations provided to the Secretary of the Company within this time frame will be reviewed using the nominating process outlined in the bylaws.

Code of Business Conduct and Ethics

The Board has approved and adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, including our principal executive, financial and accounting officers and all persons performing similar functions. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our Investor Relations website at ir.buildwithbmc.com. The information contained on or accessible through our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any other filings with the SEC.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are separated, with David W. Bullock serving as Chairman of the Board and Peter C. Alexander serving as President and Chief Executive Officer. For a description of the background of Messrs. Bullock and Alexander, please see “Proposal 1 – Election of Directors.” The Board has determined that the current structure is appropriate at this time in that it enables Mr. Alexander to focus on his role as President and Chief Executive Officer of the Company, while enabling Mr. Bullock to continue to provide leadership on policy at the Board level. Although the roles of Chief Executive Officer and Chairman of the Board are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then-current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Role of the Board in Oversight of Risk

Our executive management is responsible for managing the risks inherent in our business, and our Board oversees our executive team in the execution of its risk management function. To assist in this oversight function, our Board has overseen the development of the Company’s risk management process. Management identifies and assesses the risks inherent in the business based on the likelihood of the risk occurring and the consequence to the Company if the risk were to be realized. Each year an annual risk assessment is presented to the Board identifying the significant risks, including a description of any current or future mitigating actions the Company may take. Further, the Board or audit committee receives interim reports on emerging risks as they occur.

Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to monitor and control such exposures. While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. In particular, the audit committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It also focuses on the management of financial risk exposure and oversees financial statement compliance and risks associated with internal controls. The corporate governance and nominating committee oversees risks related to corporate governance, including risk related to the performance and composition of the Board. The compensation committee assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to the assessment, selection, succession planning, training and development of executives of the Company.

Communications with the Board

Stockholders may contact an individual director, the Board as a group or a specified Board committee or group, including the non-employee directors as a group, at the following address: c/o General Counsel and Corporate Secretary, BMC Stock Holdings, Inc., Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328, Attn: Chairman of the Corporate Governance and Nominating Committee. In accordance with instructions provided by our Corporate Governance Guidelines, your correspondence will be distributed to the chairman of the corporate governance and nominating committee.

Compensation Committee Interlocks and Insider Participation

During 2016, no officer or employee served as a member of our compensation committee. None of our executive officers currently serves, or served during 2016, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Director Compensation

During 2016, all members of our Board who were not employed by the Company or one of its subsidiaries received compensation for their services to the Board and related committees pursuant to the policies described below.

2016 Non-Employee Director Compensation Table

The following table sets forth the annual compensation that we paid our non-employee directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David W. Bullock	172,000	200,035	372,035
Barry J. Goldstein	116,000	100,018	216,018
David L. Keltner	85,000	100,018	185,018
Michael T. Miller	85,000	100,018	185,018
James O’Leary	91,000	100,018	191,018
Jeffrey G. Rea(2)	72,917	100,018	172,935
Carl R. Vertuca, Jr.	120,000	100,018	220,018

(1)       Represents the grant date fair value of restricted stock units granted to our non-employee directors during fiscal year 2016. The restricted units vest in full on the earlier of May 10, 2017 and the date of the Company’s annual meeting of stockholders for the year 2017. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of the assumptions used in determining the compensation cost associated with stock awards, see Note 14 of the Notes to the Consolidated Financial Statements on Form 10-K for the fiscal year ended December 31, 2016.

(2)       Does not include severance compensation of $3,056,756 related to Mr. Rea’s previous employment as Chief Executive Officer of SBS from November 2010 through the effective time of the Merger.

2016 Board Compensation Program Changes

After consulting with the compensation committee, our Board approved changes to the compensation structure for our non-employee directors effective January 1, 2016. This new structure provides for $100,000 in equity grants annually (an increase of $30,000) and is consistent with BMHC’s director compensation program. Cash amounts will be paid in quarterly installments. The new 2016 non-employee director compensation structure, which remains in effect, is set forth below:

Non-Employee Director Compensation Elements (Effective January 1, 2016)

Description	Amount
Annual retainer	$75,000 for non-employee directors; $150,000 for non-employee chair of the Board
Additional annual retainer for committee membership	$10,000 for membership on audit committee or compensation committee; $6,000 for membership on corporate governance and nominating committee
Additional annual retainer for chair of committee	$25,000 for chair of audit committee or compensation committee; $16,000 for chair of corporate governance and nominating committee
Annual equity grant	$100,000 for non-employee directors; $200,000 for non-employee chair of the Board

Executive Officers

The following table sets forth the names, ages and titles of our current executive officers as of the Record Date:

Name	Age	Position
Peter C. Alexander	60	President and Chief Executive Officer and Director
Lisa M. Hamblet(1)	49	Executive Vice President of eBusiness and Pro Remodeler Segment
James F. Major, Jr.	45	Executive Vice President, Chief Financial Officer and Treasurer
Paul Street	69	General Counsel and Corporate Secretary
Michael P. McGaugh(2)	43	Executive Vice President and Chief Operating Officer
Thomas J. Barnes	52	Senior Vice President of Supply Chain and Operations
Keith Costello	58	Senior Vice President of Sales and Marketing
Mike Farmer	40	Senior Vice President, Human Resources

(1)       Effective February 21, 2017, Ms. Hamblet was appointed Executive Vice President of eBusiness and Pro Remodeler Segment. Prior to such appointment and through the fiscal year ended December 31, 2016, Ms. Hamblet served as our Executive Vice President, eBusiness.

(2)       Mr. McGaugh was appointed Executive Vice President and Chief Operating Officer as of February 20, 2017.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Mr. Alexander, whose background information is provided in “Proposal 1 – Election of Directors.”

Lisa M. Hamblet - Executive Vice President of eBusiness and Pro Remodeler Segment. Ms. Hamblet leads the eBusiness and professional remodeler capabilities for the Company. Ms. Hamblet joined the Company in 2013. Prior to that, she was with Staples Inc., where she held various senior management roles, including Vice President of B2B eCommerce and Customer Support, Vice President of B2B Services and, most recently, Vice President of Facility Solutions. Ms. Hamblet received her undergraduate degree from the University of Massachusetts, Amherst and an M.B.A. from Bentley University.

James F. Major, Jr. - Executive Vice President, Chief Financial Officer and Treasurer. Mr. Major has been an executive officer of the Company since 2005. He is currently our Executive Vice President, Chief Financial Officer and Treasurer, and is responsible for finance, credit and information technology activities. Mr. Major has substantial expertise in financial planning, analysis and reporting, tax planning and compliance. Mr. Major joined our Company in 1998 as Assistant Controller. Prior to that, he was an audit manager with PricewaterhouseCoopers LLP. Mr. Major received a bachelor’s degree from Wake Forest University in 1993. He is a certified public accountant (North Carolina) and has attended management programs at the Darden School of Business at the University of Virginia and the International Institute for Management Development in Lausanne, Switzerland.

Paul Street – General Counsel and Corporate Secretary. Mr. Street previously served as Chief Administrative Officer and General Counsel for BMHC through the effective time of the Merger. From January 2010 through August 2010, Mr. Street served as Chief Executive Officer for BMHC. Mr. Street joined BMHC in 1999 and served in various senior management positions, including Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. Prior to joining BMHC, he was a partner in the law firm of Moffatt, Thomas, Barrett, Rock & Fields in Boise, Idaho. Mr. Street received his undergraduate degree from the College of Idaho and his J.D. from the University of Washington.

Michael P. McGaugh – Executive Vice President and Chief Operating Officer. Mr. McGaugh has been Executive Vice President and Chief Operating Officer since February 2017. Prior to joining the Company, Mr. McGaugh spent over 20 years in various roles at The Dow Chemical Company (“Dow”). Most recently, Mr. McGaugh served as Global Director and Leader of the Integration Management Office for the proposed Dow / E.I. du Pont de Nemours merger. From 2012 to 2013, Mr. McGaugh served as Global General Manager of Dow Building Solutions. From 2011 to 2012, Mr. McGaugh served as Vice President and General Manager of Dow Building Solutions, Europe,

Middle East, and Africa region. From 2008 to 2011, Mr. McGaugh served as Vice President and General Manager of Dow Building Solutions, North America region. From 2006 to 2008, Mr. McGaugh served as Director and Special Advisor to the Chairman and Chief Executive Officer of Dow. Prior to such role, Mr. McGaugh served in a number of management and operational roles at Dow. Mr. McGaugh received his M.B.A. from Harvard University in 2002 and his Bachelor’s degree in chemistry from Texas State University in 1995.

Thomas J. Barnes - Senior Vice President of Supply Chain and Operations. Mr. Barnes leads the purchasing, indirect spend and field support teams for the Company. Prior to assuming his current position as of the effective time of the Merger, Mr. Barnes joined BMHC in 2015 to lead the integration of BMHC and SBS. Mr. Barnes brings a diverse leadership background and over ten years of industry experience. Prior to joining BMHC, Mr. Barnes held senior roles with Pro Build, Orco, Coombs & Associates and Exide Technologies. Mr. Barnes has a bachelor’s degree from Cal State University-Chico and an M.B.A. from Western Washington University.

Keith Costello - Senior Vice President of Sales & Marketing. Mr. Costello leads the sales and marketing teams for the Company. Prior to assuming his current position as of the effective time of the Merger, Mr. Costello joined BMHC in 2011 where he led the sales and marketing integrations of the company’s acquisitions as well as its national sales strategies. Prior to joining BMHC, Mr. Costello was the Chief Executive Officer of Traffic Control & Safety Corp. Mr. Costello has a bachelor’s degree from San Diego State University - California State University.

Mike Farmer - Senior Vice President of Human Resources. Mr. Farmer leads the human resources function of the Company. Prior to assuming his current position, Mr. Farmer assumed the role of Vice President of Human Resources of the Company as of the effective time of the Merger. Mr. Farmer joined SBS in 2006 in its human resources department. Prior to joining SBS, Mr. Farmer was a director of HR at ATX-CoreComm. Mr. Farmer has a bachelor’s degree from Hope College and a Master’s Degree from Michigan State University.

Executive Compensation

Compensation Discussion and Analysis

This CD&A describes the compensation arrangements we have with our NEOs, who are listed in the Summary Compensation Table. This section discusses the objectives and philosophy underlying our compensation policies for our NEOs, our compensation decisions with respect to our NEOs during 2016 and the factors relevant to an analysis of these decisions. This CD&A contains forward-looking statements that are based on our current plans and expectations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from the currently anticipated plans and arrangements as summarized in this discussion.

Executive Compensation Objectives and Philosophy

The primary objectives of our executive compensation programs are to: (1) attract, engage and retain superior talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with short- and long-term incentive compensation programs that effectively align their interests with those of our stockholders. We seek to apply a consistent philosophy to compensation for all executive officers. Our compensation philosophy is based on the following core principles:

To Pay for Performance. Our NEOs are partially compensated based on Company performance, as measured against certain pre-established financial objectives. The amounts earned by our executive officers vary based on the extent to which the objectives are met.

To Pay Competitively. We are committed to providing a total compensation program designed to retain our highest-performing employees and executives and attract superior leaders to our Company. We have established compensation levels that we believe are competitive based on our compensation committee’s and our Board’s experience with the pay practices and compensation levels of companies similar to us.

To Pay Equitably. We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, our compensation committee considers depth and scope of accountability, complexity of responsibility, qualifications and executive performance, both individually and collectively as a team.

To Be Aligned with Stockholders. We provide a significant portion of our executives’ total compensation in the form of equity-based awards. Award values fluctuate based on the share value, aligning executives with stockholder interests. Annual bonus targets are adopted for executives that the Board believes are aligned with the strategy of the Company and designed to increase shareholder value.

To Be Transparent. We strive to clearly communicate our programs to internal and external stakeholders. Internally we communicate so that participants clearly understand performance goals, results and the link between pay and performance. Externally, we communicate so that stockholders understand how our pay programs link to our business strategies and the relationship between pay and performance.

While our compensation committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted any policies or guidelines for allocating compensation between cash and non-cash compensation or among different forms of non-cash compensation. In addition to the compensation objectives and philosophy discussed above, the principal factors affecting our compensation committee’s decisions regarding amounts and mix of compensation include:

•	Overall corporate performance, including financial condition and available resources;
•	The executive officer’s performance against corporate level strategic goals established as part of our annual planning process;
•	The nature and scope of the executive officer’s responsibilities; and
•	The executive compensation programs of our peer companies.

In addition to current compensation, we have found it important in some cases to provide our NEOs with competitive post-employment compensation. Post-employment compensation consists primarily of two elements: severance pay and benefits continuation for a specified period of time. We believe that these benefits are important considerations for our executive officer compensation packages, as they afford a measure of financial security in the event of termination of an officer’s employment under certain circumstances and also enable us to secure the officer’s cooperation following termination. We have sought to ensure that each combined compensation package is competitive at the time the package is negotiated with the executive officer. We provide post-employment compensation to our executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and our hiring needs dictate.

Overview and Responsibilities for Compensation Decisions

Our compensation committee, in consultation with and upon recommendation of our Chief Executive Officer, reviews compensation elements and amounts for our executive officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require.

Our compensation committee, in consultation with and upon recommendation of our Chief Executive Officer, sets financial objectives for our cash and non-cash incentive plans. Our Chief Executive Officer provides compensation recommendations to the compensation committee for executives other than himself based on the benchmarking data discussed below and the other considerations mentioned in this CD&A. Our compensation committee recommends compensation plans to our Board that are consistent with our compensation philosophy, strategically positioned against our peer group and competitive with other organizations similar to ours.

Our compensation committee and our Chief Executive Officer have been responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. Our Board and compensation committee determined all of the components of our Chief Executive Officer’s compensation and, in consultation with our Chief Executive Officer, the compensation of our other NEOs. Executive compensation is reviewed annually as part of our business planning for the year. During this process, our Chief Executive Officer is involved in the review of overall compensation for executive officers other than himself and the recommendation to the compensation committee of corporate-level performance goals for that year.

Our Chief Executive Officer evaluates the performance and development of our other executive officers in their respective positions and makes recommendations to the compensation committee regarding performance objectives and their impact on compensation. Our compensation committee evaluates the performance and development of our Chief Executive Officer, makes determinations as to whether and to what extent performance objectives of our executive officers have been achieved and ensures that we have effective and appropriate compensation programs in place. Our compensation committee undertakes a similar review of our Chief Executive Officer’s contribution to corporate goals. Our compensation committee meets to consider these recommendations and makes determinations relating to the compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, makes determinations relating to the compensation of our other NEOs. Our compensation arrangements with our executive officers are primarily based on the consolidated financial achievements of our Company established at the beginning of the year, and these arrangements reflect our commitment to compensating for the achievement of corporate or individual objectives.

During 2016, the compensation committee engaged a third-party consultant, Lyons, Benenson & Company Inc., which we refer to as Lyons, Benenson, to assist with determining compensation levels. Lyons, Benenson reported directly to the committee. The committee had the sole authority to retain and dismiss Lyons, Benenson and to approve Lyons, Benenson’s fees. Lyons, Benenson provided objective and independent advice and analysis to the committee with respect to executive and board compensation. The committee retained Lyons, Benenson based upon its expertise and industry experience. The committee relied on Lyons, Benenson to provide a review of executive and board compensation practices of companies in our peer group, including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent.

The committee has evaluated the independence of Lyons, Benenson and has determined that Lyons, Benenson’s engagement did not present a conflict of interest at the time of its engagement considering the independence factors enumerated in Rule 10C-1(b) under the Exchange Act. The Company considered the policies and procedures employed by Lyons, Benenson to prevent conflicts of interest, and whether the individual Lyons, Benenson advisers to the committee own any stock of the Company or have any business or personal relationships with members of the committee or our executive officers.

Risk Management and Assessment

Our management assesses and discusses with the Board our compensation policies and practices for our employees as they relate to our overall risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In addition, our management, compensation committee and Board believe that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. These beliefs are based on the following factors:

•	We do not have a particular business unit that carries a significant portion of our overall risk profile on a stand-alone basis;
•	Our compensation policies and practices are uniform across each of our functional areas and departments;
•	The mix of compensation among base salary and short- and long-term incentive compensation does not encourage excessive risk taking;
•	Our annual compensation review and performance evaluation process considers factors that do not encourage excessive risk taking, such as leadership, customer service and safety; and
•	We have implemented a compensation recoupment policy, which subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations) or that were the result of misconduct.

Benchmarking

Lyons, Benenson, in consultation with our compensation committee, compiled a report of benchmark compensation data for executive officers holding comparable positions at comparable companies. The benchmark data included base salary, annual cash incentive plan opportunities and awards and long-term incentive award values. For 2016, the peer group of companies we used in our benchmarking survey consists of the following companies:

American Woodmark Corp.	Apogee Enterprises, Inc.	Armstrong World Industries, Inc.
Beacon Roofing Supply, Inc.	BlueLinx Holdings Inc.	Boise Cascade Company
Builders FirstSource, Inc.	Eagle Materials Inc.	Gibraltar Industries, Inc.
MSC Industrial Direct Co. Inc.	Ply Gem Holdings, Inc.	Pool Corp.
Universal Forest Products Inc.	USG Corporation

All of these companies, in both the lumber and building materials distribution industry and the non-lumber and building materials distribution industries, were selected for the compensation peer group because they were considered to be significant competitors with respect to the individuals with the talent and experience needed to serve in our executive officer positions. Peer group data are collected for executive positions so that we can determine appropriate base salary levels to attract and retain qualified executives. In general, we consider the median pay for comparable positions in the peer group as competitive benchmarks for setting our pay structure, but our pay varies from the median at the committee’s discretion when warranted by differences in responsibility or function compared to similar positions in peer groups, retention considerations, cumulative performance of any particular NEO or similar considerations.

While our compensation committee will utilize this formal benchmarking in its consideration of compensation decisions, we expect it will continue to manage our compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate.

Elements of Compensation

Our current executive compensation program consists of the following components:

•	Base salary;
•	Annual cash performance-based bonus;
•	Restricted stock awards;
•	Restricted stock unit awards;
•	Stock option awards;
•	Benefits payable upon an executive officer’s involuntary termination or voluntary termination in certain circumstances; and
•	Other health and welfare benefits.

Historically, our executive compensation program has reflected our performance, professional growth and development-oriented corporate culture. Our executive compensation includes both fixed components (base salary and benefits) and variable components (short- and long-term incentive compensation). The fixed components of compensation are designed to be competitive in order to induce talented executives to join and remain with our Company. The variable components are tied specifically to the achievement of Company objectives and are designed so that above-average performance is rewarded. Our compensation committee believes this mix of compensation components is appropriate for our NEOs because it incentivizes them to plan and work toward the achievement of our long-term success and aligns the interests of our NEOs with the interests of our stockholders, since the amount of compensation will vary depending upon our financial performance. Our compensation committee also believes that this mix is typical of companies in our industry and at our stage of development. Our compensation committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, it does not apply any rigid allocation formula in setting our executive compensation and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities and performance.

Base salary. We provide a base salary to each of our NEOs that is intended to reflect the scope of his or her responsibilities, individual performance, labor market conditions and competitive market salary levels. Base salaries are reviewed from time to time, but no less than annually, and are adjusted where warranted based on performance, changes in responsibilities and overall budget considerations. The table below sets forth the base salaries for each of our NEOs as of December 31, 2016:

Name	2016 Base Salary ($)(1)
Peter C. Alexander	750,000
James F. Major, Jr.	425,000
Paul Street	450,000
Thomas J. Barnes	275,000
Lisa M. Hamblet	310,000

(1)	For 2017, the compensation committee has approved (i) an increase in Mr. Barnes’ base salary to $300,000, effective as of February 1, 2017 and (ii) an increase in Ms. Hamblet’s base salary to $325,500, effective as of February 21, 2017.

Performance-Based Cash Incentives

We pay performance-based cash incentives in order to align the compensation of our employees, including our NEOs, with our short-term operational and performance goals and to provide near-term rewards for employees to meet these goals. Our short-term, performance-based executive bonus plan is offered under our Management Incentive Plan, which we refer to as the MIP. The performance-based executive incentive plan provides our NEOs the opportunity to earn payments each fiscal year. These incentive payments are intended to motivate our NEOs to work effectively to achieve financial performance goals and reward them when these objectives are met. Each NEO’s target bonus amount is expressed as a percentage of base salary, which we refer to as the Target Bonus. For 2016, under the MIP, each NEO was eligible to receive a maximum award equal to 200% of his or her target award opportunity based on the Company’s achievement against financial targets established by our Board for adjusted EBITDA.

We use adjusted EBITDA because it measures performance over the periods in which our NEOs can have significant impact, is directly linked to our long-term growth plan and is a key metric used by management and the Board to assess our operating performance. The targets and goals are based on our operating plan established at the beginning of the fiscal year, which is based upon certain assumptions and estimates of construction activity, growth and overall market conditions for the fiscal year and are designed to achieve our objectives for sustainable, dependable growth. Our targets are intended to be realistic and reasonable, but challenging, in order to drive performance on an individual basis. Under the MIP, the Board reserves the right to make adjustments to financial and operational goals to account for items and circumstances not contemplated at the time the goals were initially established.

For 2016, the Board established a target for adjusted EBITDA predicated on an expected increase in single family home starts of approximately 10% over 2015 levels and reserved the right to adjust the target if actual growth in single family home starts was materially different than the initial assumption. During 2016 the Board did not make any adjustments to the target. The following table shows the financial metrics established for determining payouts under the 2016 MIP for the NEOs and the calculation of the 2016 MIP payouts based on actual performance.

Performance Metrics (dollars in thousands)	Threshold	Target	Maximum	Actual 2016 Results
Adjusted EBITDA	$185,000	$209,000	$260,000	$193,890
Payout %	50%	100%	200%	68.5%

The following table shows each NEO’s target bonus payment as a percentage of 2016 base salary and his or her actual bonus payment in absolute terms and as a percentage of 2016 base salary.

Name	Target Bonus Payment as Percentage of Salary	Actual Bonus Payment as Percentage of Salary	Actual Bonus Payment ($)
Peter C. Alexander	125%	85.6%	$642,188
James F. Major, Jr.	100%	68.5%	$291,125
Paul Street	70%	48.0%	$215,775
Thomas J. Barnes	60%	41.1%	$113,025
Lisa M. Hamblet	100%	68.5%	$212,350

Equity Incentives. In connection with the completion of our initial public offering, which we refer to as our IPO, in 2013, we adopted the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan, which we refer to, as amended by the First Amendment to the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan, as the 2013 Incentive Plan. The 2013 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees of the Company and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2013 Incentive Plan. The purpose of the 2013 Incentive Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our Company. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2013 Incentive Plan or with respect to which awards may be granted may not exceed 5,600,000. As of the Record Date, approximately 3,350,000 common shares were available for issuance under the 2013 Incentive Plan.

During 2016, we awarded Messrs. Alexander and Barnes with 75,000 and 11,786 time-based restricted stock units, respectively, and Mr. Alexander with 129,088 performance-based restricted stock units (based on the number of shares expected to vest based on forecasted Adjusted EBITDA for the period from January 1, 2016 to December 31, 2018 as of the date of the grant), with a target of 165,000 restricted stock units, pursuant to the 2013 Incentive Plan. The time-based restricted stock units granted during 2016 to Mr. Alexander vest one-third on December 31, 2016, with the remaining restricted stock units vesting in equal installments on the first and second anniversaries of the initial vesting date. The time-based restricted stock units granted to Mr. Barnes and other employees will vest at the rate of one-third per year over three years beginning on the first anniversary of the grant date, subject to the recipient continuously providing services to us through each such date. The performance-based restricted stock units granted to Mr. Alexander under our 2013 Incentive Plan will vest on March 15, 2019, subject to the achievement of certain performance goals and Mr. Alexander continuously providing services to us through such date. The actual number of restricted stock units granted to Mr. Alexander on the vesting date could range from zero to a maximum of 206,250, based upon the Company’s performance over the three-year period from January 1, 2016 through December 31, 2018, using cumulative Adjusted EBITDA over such period as the financial metric.

Additional Executive Benefits. We provide our NEOs with benefits that our Board believes are reasonable and in the best interests of our Company and our stockholders. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our NEOs, including paid vacation and the other benefits described below. The compensation committee, in its discretion, may revise, amend or add to an officer’s benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies.

Retirement Plan Benefits. We maintain a qualified 401(k) savings plan, which allows participants, including our NEOs, to defer from 0% to 50% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. From time to time, we make contributions to our employees’ individual 401(k) accounts as a performance incentive. Participants are always vested in their own contributions to the plan and are generally fully vested in contributions by us after a five-year vesting period.

Health and Welfare Benefits. We offer medical, dental, vision, life insurance, short-term and long-term disability insurance and accidental death and dismemberment insurance for all eligible employees, including our NEOs.

Certain of our NEOs participate in a health care program administered by ArmadaCare, which provides reimbursement for certain out-of-pocket health care expenses, and Mr. Alexander is entitled to reimbursement for the cost of an annual health physical exam.

Accounting and Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be deductible under Section 162(m) of the Code. Section 162(m) generally limits the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is “performance-based” under Section 162(m). Rights or awards granted under the plan will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

Many other Code provisions, SEC regulations and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed. While our goal is to create and maintain plans that are efficient, effective and in compliance with these requirements, the compensation committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. Accordingly, the compensation committee has authorized, and retains the discretion to authorize, other payments that may not be deductible if it believes that they are in the best interests of our stockholders.

Tax Gross-Ups

We do not provide tax gross-ups other than for taxes related to reimbursements for expenses incurred for Company-requested relocation. None of our NEOs received a tax gross-up in 2016 and we do not provide any of our NEOs with “golden parachute” excise tax gross ups.

Recoupment Policy

We are subject to the recoupment requirements under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable laws. The 2013 Incentive Plan provides that awards granted under the 2013 Incentive Plan are subject to recoupment, including the clawback of “incentive-based compensation” under the Exchange Act, or under any applicable rules and regulations promulgated by the SEC.

As discussed below, the compensation committee recommended and the Board adopted a recoupment policy that went into effect on January 1, 2016.

2016 Executive Compensation Program Changes

After a transformative year in 2015, which saw us bring together BMHC and SBS, in 2016, our compensation committee focused on combining the strengths of BMHC’s and SBS’s then-existing executive compensation programs. This process was a part of the committee’s ongoing review and refinement of our executive compensation program in light of evolving best practices and the company’s business strategy. For 2016, our compensation committee’s overriding objective was to achieve and sustain significant increases in stockholder value. Our 2016 executive compensation program was designed to support this objective with a clear link between pay and corporate and individual performance while discouraging executives from taking excessive risks. We structured our 2016 compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision making by our executives while also aligning their interests with those of our stockholders. The compensation committee and the Board made the following changes with respect to our 2016 executive compensation program, which changes remain in effect:

Compensation Consultant

For 2016, in order to continue to ensure that our executive compensation properly aligns with the interests of our stockholders and remains comparable with the market, the compensation committee engaged Lyons, Benenson to conduct a review of our non-employee director and chairman compensation, our executive compensation program and our peer group comparison. As required by SEC and NASDAQ rules, the compensation committee assessed the independence of Lyons, Benenson, determined that Lyons, Benenson is independent from management and concluded that Lyons, Benenson’s work did not raise any conflict of interest.

Long Term Incentive Compensation

On March 30, 2016, the Board approved the terms of the MIP for 2016, which we refer to as the 2016 MIP. For 2016, our executives’ performance-based cash incentive target was 100% of base salary, provided that Messrs. Alexander’s, Street’s and Barnes’s performance-based cash incentive targets were 125%, 70% and 60%, respectively. For the 2016 MIP, we used adjusted EBITDA as the financial target. The actual percent of the bonus paid to our executives for 2016 reached a maximum of 200% of the target opportunity, based upon Company performance against the financial target. We chose not to disclose in advance the specific adjusted EBITDA target for 2016 because we believed at the time that such disclosure would result in serious competitive harm and be detrimental to our operating performance. Our 2016 goals were intended to be realistic and reasonable, but challenging in order to drive performance. The compensation committee and management believe that by using these metrics we are encouraging profitable growth and cash generation for stockholders.

Although adjusted EBITDA was used as the financial measure for 2016, the compensation committee may use other objective financial performance indicators for the MIP in the future, including, without limitation, the price of our common stock, stockholder return, return on equity, return on investment, return on capital, sales productivity, economic value added, operating income, gross margin, sales, earnings per share or market share.

Mr. Alexander’s Compensation

For 2016, the compensation committee approved an increase of the base salary for Mr. Alexander, the Company’s President and Chief Executive Officer, from $650,000 to $750,000, effective as of February 1, 2016, and he was eligible for a target bonus of 125% of base salary. To provide further alignment with stockholders and enhance our pay for performance objectives, on March 30, 2016 the Board granted Mr. Alexander an award of 75,000 restricted stock units under our 2013 Incentive Plan that vest one-third on December 31, 2016, and the remaining restricted stock units vesting in equal installments on the first and second anniversaries of the initial vesting date.

On March 30, 2016, the Board also granted Mr. Alexander an award of performance-based restricted stock units under our 2013 Incentive Plan that will vest on March 15, 2019, subject to achievement of certain performance goals. The actual number of restricted stock units granted to Mr. Alexander on the vesting date could range from zero to a maximum of 206,250, based upon the Company’s performance over the three-year period from January 1, 2016 through December 31, 2018, using cumulative adjusted EBITDA over such period as the financial metric.

On April 1, 2016, the Board voted to approve an amended and restated employment agreement between the Company and Mr. Alexander, which provides the continued terms and conditions of Mr. Alexander’s employment with the Company. The amended and restated employment agreement amends and restates Mr. Alexander’s employment agreement with BMC, which we assumed in connection with the Merger. Except for the increase in Mr. Alexander’s base salary to $750,000, which was effective as of February 1, 2016, and minor changes to reconcile the assumed employment agreement with the combined company’s name, location and current incentive and benefits programs, the amended and restated employment agreement contains substantially the same terms as his previous employment agreement, as further described in our Current Report on Form 8-K filed with the SEC on April 7, 2016.

Mr. Major’s Compensation

For 2016 the compensation committee approved an increase of the base salary for Mr. Major, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, from $385,000 to $425,000, effective as of March 1, 2016.

Mr. Barnes’ Compensation

On May 10, 2016 the Board granted Mr. Barnes an award of 11,786 restricted stock units under our 2013 Incentive Plan that vest one-third per year over three years beginning on the first anniversary of the grant date.

Recoupment Policy

Effective January 1, 2016, the compensation committee recommended and the Board adopted a recoupment policy, pursuant to which the Company is authorized to recover erroneously awarded compensation pursuant to applicable law and to deter Company employees from taking actions that could potentially harm the financial position of the Company.

The recoupment policy permits the compensation committee to determine in its discretion if it will require an individual executive officer, a group of executive officers or all executive officers to reimburse the Company for certain incentive compensation paid to them if the financial results upon which the incentive compensation was based are restated or if an executive officer willfully engages in conduct that, among other things, is materially and demonstrably injurious to the Company. The recoupment policy permits the compensation committee to take into account the following considerations when determining whether to recoup incentive compensation:

•	the reason for the financial restatement or the misconduct;
•	the cost to achieve recoupment of the incentive compensation compared to the amount potentially recoverable;
•	the amount of incentive compensation that would have been awarded to or earned by the executive officer(s) had there not been a financial restatement or misconduct;
•	the conduct of the executive officer(s); and
•	any other facts and circumstances that the compensation committee may deem appropriate

We believe our recoupment policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. Our recoupment policy may be adjusted in the future as regulatory requirements are clarified.

2017 Executive Compensation Program Changes

Effective February 21, 2017, the Company and Ms. Hamblet entered into an amended and restated employment agreement, which we refer to as the Amended Hamblet Agreement. Pursuant to the Amended Hamblet Agreement, Ms. Hamblet’s base salary was increased to $325,500, effective February 21, 2017. Effective February 1, 2017, Mr. Barnes’s salary was increased to $300,000.

For 2017, the Compensation Committee approved changes to the payout metrics for executive officers to be based 75% on the Company’s EBITDA and 25% on the Company’s free cash flow. The payouts upon achievement of the minimum, target and maximum levels set by the Compensation Committee will be 50%, 100% and 200% of base salary, respectively, with pro rata computations between achievement levels. For the non-executive corporate bonus plan, the payout metrics approved by the Compensation Committee for 2017 are based 60% on the Company’s EBITDA, 20% on the Company’s free cash flow and 20% on measurable “management by objective” levels, where compensation would be tied to a pre-set formula derived from certain Company financial and other metrics.

Compensation Tables

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

Summary Compensation Table

The following table shows the compensation earned by our NEOs during fiscal 2014, 2015 and 2016, as applicable:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(7)	Total ($)
Peter C. Alexander	2016	741,667	—	3,336,839	—	642,188	32,841	4,753,535
President and Chief Executive Officer(5)	2015	54,167	—	—	—	438,709	1,455	494,331
James F. Major, Jr.	2016	417,308	—	—	—	291,125	30,932	739,365
Executive Vice President,	2015	385,000	—	613,440	—	385,000	26,567	1,410,007
Chief Financial Officer and Treasurer	2014	350,000	—	200,000	400,000	140,000	19,826	1,109,826
Paul Street	2016	450,000	—	—	—	215,775	20,330	686,105
General Counsel and Corporate Secretary
Thomas J. Barnes Senior Vice President, Operations and Supply Chain	2016	275,000	—	219,927	—	113,025	16,778	624,730
Lisa M. Hamblet	2016	310,000	—	—	—	212,350	20,511	542,861
Executive Vice President of	2015	310,000	—	511,200	—	310,000	11,061	1,142,261
eBusiness and Pro Remodeler Segment	2014	310,000	200,000(6)	100,000	200,000	124,000	5,832	939,832

(1)	The amounts reported in this column represent base salaries earned in 2014, 2015 and 2016. For 2017, the compensation committee has approved (i) an increase in Mr. Barnes’ base salary to $300,000, effective as of February 1, 2017 and (ii) an increase in Ms. Hamblet’s base salary to $325,500, effective as of February 21, 2017.
(2)	The amounts reported in this column represent the grant date fair value of the restricted stock and restricted stock units granted to NEOs in the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). During 2014, Mr. Major and Ms. Hamblet received 9,832, and 4,916 restricted shares, respectively. These shares were estimated to have a fair value at issuance of $20.34 per share. During 2015, Mr. Major and Ms. Hamblet received 36,000 and 30,000 restricted stock units, respectively. These restricted stock units granted during 2015 were estimated to have a fair value at issuance of $17.04 per share. During 2016, Messrs. Alexander and Barnes received 75,000 and 11,786 time-based restricted stock units, respectively, and Mr. Alexander received 129,088 performance-based restricted stock units. Based on forecasted Adjusted EBITDA for the period from January 1, 2016 to December 31, 2018, as of the date of the grant, the number of performance-based restricted stock units expected to vest was 129,088 shares. The restricted stock units granted during 2016 to Messrs. Alexander and Barnes were estimated to have a fair value at issuance of $16.35 per share and $18.66 per share, respectively.
(3)	The amounts reported in this column represent the grant date fair value of the stock options granted in the applicable year, as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs for the stock options. During 2014, Mr. Major and Ms. Hamblet received 40,650 and 20,325 stock options, respectively, with an estimated grant date fair value of $9.84 per share. During 2015 and 2016, we have not granted any awards of stock options to our NEOs.
(4)	The amounts reported in this column represent the actual payout earned by each of our NEOs under our MIP for their service with respect to their period of employment by the Company during the applicable year.
(5)	Mr. Alexander became the Company’s President and Chief Executive Officer upon closing of the Merger on December 1, 2015. For 2015, the amounts reported as salary and non-equity incentive plan compensation for Mr. Alexander represent the portion of his annual salary and annual short term incentive compensation that are attributable to the period from and after the closing of the Merger on December 1, 2015 through December 31, 2015. The table does not include cash transaction bonuses of $75,000, $100,000 and $425,000 that Mr. Alexander earned in his capacity as President and Chief Executive Officer of BMC for successful completion of BMC’s acquisition of VNS Corporation on May 1, 2015, BMC’s acquisition of Robert Bowden, Inc. on September 1, 2015 and the Merger on December 1, 2015, respectively. No equity awards were made to Mr. Alexander during the period from December 1, 2015 through December 31, 2015.
(6)	Represents a one-time signing bonus payable to Ms. Hamblet upon completion of one year of service with the Company. Such signing bonus was only paid in the year ended December 31, 2014.
(7)	All other compensation for 2016 is itemized in the table set forth below.

All Other Compensation Table

The table below provides an itemization of all other compensation for 2016 for each of our NEOs.

Name	Insurance Premiums ($)(1)	Executive Health ($)(2)	401(k) Company Match ($)(3)	Other ($)(4)	Total ($)
Peter C. Alexander	17,714	12,527	2,600	—	32,841
James F. Major, Jr.	3,007	12,326	5,696	9,903	30,932
Paul Street	7,845	9,591	2,894	—	20,330
Thomas J. Barnes	1,268	12,227	3,283	—	16,778
Lisa M. Hamblet	2,045	12,526	5,940	—	20,511

(1)	These amounts represent payments by us on behalf of the applicable NEO for long-term care and dental insurance premiums, disability premiums and executive life insurance coverage.
(2)	These amounts represent the cost to the Company of supplemental executive health premiums for each of our NEOs provided through a third party as well as matching contributions allocated by us to the applicable NEO to a health savings account.
(3)	These amounts represent matching contributions allocated by us to the applicable NEO under our qualified and nonqualified retirement plans.
(4)	For Mr. Major, this amount represents taxable portions of payments by us of a fixed automobile allowance and reimbursement of cell phone charges.

Grants of Plan-Based Awards

During fiscal 2016, each of the NEOs participated in the 2016 MIP and the 2013 Incentive Plan and were eligible for the awards set forth under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below. The actual payout for the NEOs is set forth above under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Name	Grant Date	Date of Board of Directors Action	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)
Peter C. Alexander
Restricted Stock Units	3/30/2016(3)	3/25/2016	—	—	—	75,000	1,226,250
	3/30/2016(4)	3/25/2016	—	—	—	129,088	2,110,589
2016 MIP(1)	—	—	468,750	937,500	1,875,000	—	—

James F. Major, Jr.
Restricted Stock Units	—	—	—	—	—	—	—
2016 MIP(1)	—	—	212,500	425,000	850,000	—	—

Paul Street
Restricted Stock Units	—	—	—	—	—	—	—
2016 MIP(1)	—	—	157,500	315,000	630,000	—	—

Lisa M. Hamblet
Restricted Stock Units	—	—	—	—	—	—	—
2016 MIP(1)	—	—	155,000	310,000	620,000	—	—

Thomas J. Barnes
Restricted Stock Units	5/10/2016(5)	5/10/2016	—	—	—	11,786	219,927
2016 MIP(1)	—	—	82,500	165,000	330,000	—	—

(1)	Actual payouts earned under the non-equity incentive plans are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”
(2)	Amounts disclosed in this column represent the grant-date fair market value of the restricted stock units granted to the NEOs, computed in accordance with ASC 718. The underlying valuation assumptions for these awards are further discussed in Footnote 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(3)	Awards vest one-third on each of December 31, 2016, December 31, 2017 and December 31, 2018.
(4)	Awards will vest on March 15, 2019, subject to achievement of forecasted Adjusted EBITDA over the three-year period from January 1, 2016 through December 31, 2018, and Mr. Alexander continuously providing services to us through such date. The actual number of restricted stock units granted to Mr. Alexander on the vesting date could range from zero to a maximum of 206,250, based upon the Company's performance over the three-year period from January 1, 2016 through December 31, 2018.
(5)	Awards vest at the rate of one-third per year over three years beginning on the first anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the NEOs’ outstanding equity awards, which consisted of restricted stock awards that had not vested and option awards that had not been exercised as of December 31, 2016.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Peter C. Alexander
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	3/30/2016(3)	—	—	—	—	50,000	975,000
Restricted Stock Units(2)	3/15/2019	—	—	—	—	129,088	2,517,216

James F. Major, Jr.
Stock Options	1/26/2012(4)	17,272	—	0.97	4/11/2022	—	—
Stock Options	8/14/2013(4)	38,527	—	14.00	8/14/2023	—	—
Stock Options	7/3/2014(4)	40,650	—	20.34	7/3/2024	—	—
Restricted Stock Units	11/3/2015(5)	—	—	—	—	24,000	468,000

Paul Street
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	—	—	—	—	—	—	—

Thomas J. Barnes
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	5/10/2016(5)	—	—	—	—	11,786	229,827

Lisa M. Hamblet
Stock Options	12/16/2013(4)	19,771	—	17.45	12/16/2023	—	—
Stock Options	7/3/2014(4)	20,325	—	20.34	7/3/2024	—	—
Restricted Stock Units	11/3/2015(5)	—	—	—	—	20,000	390,000

(1)	Based on the closing price of our common stock of $19.50 per share as of December 30, 2016, the last business day of fiscal 2016.
(2)	Performance-based restricted stock units become fully vested on March 15, 2019, subject to the achievement of certain performance goals and Mr. Alexander continuously providing services to us through such date. 129,088 shares is the number of shares expected to vest based on forecasted Adjusted EBITDA for the period January 1, 2016 to December 31, 2018 as of the date of the grant.
(3)	Awards vest one-third on each of December 31, 2016, December 31, 2017 and December 31, 2018.
(4)	These awards fully vested upon consummation of the Merger.
(5)	Awards vest over a three-year period with one-third vesting on the first, second and third anniversaries of the grant date, subject to the recipient continuously providing services to us through each such vesting date.

Restricted Stock Vested and Options Exercised

The table below provides information with respect to the number and value of shares acquired during fiscal year 2016 by our NEOs from the vesting of restricted stock, restricted stock units and exercise of stock options.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)	Exercise/ Vesting Date
Peter C. Alexander	—	—	37,653	625,793	3/31/2016(2)
			13,038	254,893	12/31/2016(3)
James F. Major, Jr.	—	—	8,016	126,653	11/3/2016(4)
Paul Street	—	—	16,155	285,944	10/5/2016(5)
			795	14,072	10/5/2016(5)
Thomas J. Barnes	—	—	—	—	—
Lisa M. Hamblet	—	—	6,755	106,729	11/3/2016(4)

(1)	Includes restricted stock and restricted stock units.
(2)	The value realized upon vesting is based on the closing price of $16.62 on March 31, 2016, the vesting date.
(3)	The value realized upon vesting is based on the closing price of $19.55 on January 3, 2017, the first business day following the vesting date.
(4)	The value realized upon vesting is based on the closing price of $15.80 on November 3, 2016, the vesting date.
(5)	The value realized upon vesting is based on the closing price of $17.70 on October 5, 2016, the vesting date.

Pension Benefits

We did not sponsor any qualified or nonqualified defined benefit plans for our NEOs during fiscal 2016. Our Board or compensation committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in the best interest of our stockholders.

Deferred Compensation

We do not currently provide any deferred compensation program or benefits for executive officers but may elect to do so in the future.

Employment Agreements

Employment Agreement with Mr. Alexander

We assumed Mr. Alexander’s employment agreement with BMHC in connection with the Merger. On April 1, 2016, the Board voted to approve an amended and restated employment agreement between the Company and Mr. Alexander, which provides the continued terms and conditions of Mr. Alexander’s employment with the Company. The amended and restated employment agreement amends and restates Mr. Alexander’s employment agreement with BMC. Except for the increase in Mr. Alexander’s base salary to $750,000, which was effective as of February 1, 2016, and minor changes to reconcile the assumed employment agreement with the combined company’s name, location and current incentive and benefits programs, the amended and restated employment agreement contains substantially the same terms as his previous employment agreement, as further described in our Current Report on Form 8-K filed with the SEC on April 7, 2016.

The employment agreement with Mr. Alexander sets forth a compensation package that includes an annual base salary, subject to annual review by the compensation committee, and an annual bonus and includes provisions requiring us to make post-termination payments upon certain qualifying termination events. For 2016, Mr. Alexander’s base salary was $750,000, effective as of February 1, 2016, and he was eligible for a target bonus of 125% of base salary. The actual amount of the annual bonus is to be determined by the compensation committee based upon percentage achievement of certain Company and individual performance goals for each respective calendar year.

Under Mr. Alexander’s employment agreement, Mr. Alexander is eligible to participate in the Company’s annual bonus incentive plan adopted by the Company for the applicable year, is entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other senior executive officers of the Company and to receive the following perquisites: (i) automobile perquisite under the Company’s automobile allowance; (ii) reimbursement of up to $15,000 per year for the premium cost of a term life insurance policy providing coverage in the amount of $3,000,000; (iii) provision of a laptop computer, a cellular telephone and reasonable usage reimbursement; and (iv) reimbursement for the cost of an annual health physical exam.

Under Mr. Alexander’s employment agreement, in the event of Mr. Alexander’s termination of employment without “cause,” which is discussed in more detail below, Mr. Alexander is entitled to receive, subject to his timely execution of a general release of claims: (i) any unpaid base salary and benefits through the date of termination; (ii) an amount equal to two times the then-current annual base salary, payable in a lump sum within 75 days following such termination; (iii) continued automobile perquisite in accordance with the Company’s automobile allowance for the period of 30 days following the date of termination and a pro-rated reimbursement for his life insurance premium benefit for the period between the date of the annual renewal immediately preceding the date of termination to the date that is 30 days following the date of termination; (iv) a pro-rated portion of the annual bonus he would have otherwise been entitled to receive, payable when bonuses become payable under the applicable bonus plan; and (v) payment of monthly continuation premiums for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, which we refer to as COBRA, (or private insurance once COBRA becomes unavailable), for a period of twenty four months following the date of termination.

Further, under Mr. Alexander’s employment agreement, in the event of Mr. Alexander’s termination of employment without “cause” within two months prior to, and six months following, a “change in control,” in addition to the benefits payable upon termination without “cause” as described above, Mr. Alexander is entitled to full acceleration of all awards outstanding under any equity plans of the Company and the pro-rata bonus described in clause (iv) above is based on his target bonus, rather than actual bonus. The term “change in control” includes the following events: (i) the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); (ii) any such “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity that controls the Company or that is a successor to all or substantially all of the assets of the Company), including by way of stock acquisition, reorganization, merger, consolidation, tender or exchange offer or otherwise; or (iii) either a merger or consolidation in which the direct or indirect beneficial owners of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity that controls the surviving corporation and is not itself a subsidiary of any other entity) immediately following such transaction.

Under Mr. Alexander’s employment agreement, termination for “cause” requires that Mr. Alexander: (i) commit an act of fraud, embezzlement or misappropriation involving the Company; (ii) be convicted by a court of competent jurisdiction of, or enter a plea of guilty or no contest to, any felony involving moral turpitude or dishonesty; (iii) commit an act, or fail to commit an act, involving the Company that amounts to, or with the passage of time would amount to, willful misconduct, gross negligence or a willful breach of his employment agreement and that results or will result in material and demonstrable harm to the Company, if such act is not corrected within 30 days following receipt written notice thereof from the Company; or (iv) willfully fail to perform the responsibilities and duties specified herein for a period of 30 days following receipt of written notice from the Company that specifically describes past instances of willful failure of performance; provided that in the case of clause (iv) above, during the 30-day period following receipt of such notice, Mr. Alexander shall be given the opportunity to take reasonable steps to cure any such claimed past failure of performance.

Mr. Alexander’s employment agreement contains a non-competition covenant that prohibits Mr. Alexander from competing with the Company’s business during the employment term and a non-solicitation provision that prohibits Mr. Alexander from actively soliciting the Company’s employees or customers during the period of employment and for a period of one year following termination of employment. Mr. Alexander is also subject to perpetual confidentiality restrictions that protect the Company’s proprietary information and to a cooperation covenant requiring that he reasonably assists the Company in any dispute, controversy or litigation for a period of one year following the termination of employment, subject to the Company’s payment of an hourly fee and reimbursement of expenses.

Employment Agreements with Mr. Major and Ms. Hamblet

For 2016, we had employment agreements with Mr. Major and Ms. Hamblet. As discussed below, on February 21, 2017, the Company and Ms. Hamblet entered into the Amended Hamblet Agreement. The foregoing discussion is related to the employment agreements operative in 2016. The employment agreements include provisions requiring us to make post-termination payments upon certain qualifying termination events, including termination without cause, the executive’s death or disability or if the executive terminates his or her employment for good reason. The employment agreements with Mr. Major and Ms. Hamblet are for indefinite terms but may be terminated by either party at any time subject to the terms and conditions of each agreement. Each agreement sets forth a compensation package that includes an annual base salary and an annual bonus. For 2016, Mr. Major’s and Ms. Hamblet’s base salary was $425,000 (effective March 1, 2016) and $310,000, respectively, and the employment agreements provided for a target bonus of 100% of base salary. The actual amount of the annual bonus is to be determined by the compensation committee based upon percentage achievement of certain Company and individual performance goals for each respective calendar year.

Under the employment agreements, each of Mr. Major and Ms. Hamblet is eligible to participate in applicable benefit plans, policies or contracts that we adopt for employees, including our 401(k) plan, and other benefits and fringe benefits generally available for executive personnel. Such employment agreements also provide that we are obligated to reimburse each executive for all reasonable expenses incurred in connection with performing his or her respective duties.

Under the employment agreements, upon termination without “cause” or resignation for “good reason,” each of Mr. Major and Ms. Hamblet will be entitled to (i) an amount equal to the product of (a) the applicable severance multiple as described below, and (b) the sum of (x) the highest annual base salary rate for such individual in effect over the prior two years and (y) the highest amount of such individual’s target bonus or annual cash bonus actually paid over the prior two years, whichever is greater, which shall be paid over the 18-month period following the separation and (ii) reimbursement for the marginal cost of COBRA benefits for 18 months following the separation. The severance multiple is 2.5 if the termination without cause or resignation for good reason occurs within 90 days preceding or 12 months following a “change in control,” and 1.5 in the case of any other termination without cause or resignation for good reason.

In the event of the disability of either of Mr. Major or Ms. Hamblet, the Company shall accelerate the vesting of all unvested restricted stock, stock options and any other equity compensation awards, to the extent that such awards would have vested solely upon their continued employment, such that 100% of such awards become vested in full.

In addition, in the event that such termination occurs within 90 days preceding or 12 months following a change in control, or is due to death or disability, the Company will accelerate the vesting of each of Mr. Major’s and Ms. Hamblet’s then-outstanding and unvested stock options, restricted stock and any other equity compensation awards, to the extent that such awards would have vested solely upon the NEO’s continued employment, such that 100% of such awards become vested in full. The term “change in control” includes the following events: (i) approval by the Board of a plan of liquidation, dissolution or winding-up of the Company; (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries; (iii) any person (other than the Company, Gores Building Holdings, which we refer to as Gores, or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities; and (iv) subject to certain exceptions, a merger or consolidation of the Company with any other entity, which we refer to as a Merger Partner, as a result of which (A) the voting securities in the Merger Partner immediately prior thereto represent more than 50% of the combined voting power in the surviving entity immediately thereafter, or (B) the stockholders of the Merger Partner immediately prior to such transaction have the power to elect or designate a majority of the members of the board of the Company or the surviving entity. Under the employment agreements for each of Mr. Major and Ms. Hamblet, the decrease of the equity holdings of Gores or any of its affiliates in the Company does not constitute a “change in control,” unless such reduction in equity holdings is part of a transaction that constitutes a “change in control” pursuant to clauses (iii) or (iv) above.

Under the employment agreements, termination for “cause” requires that Mr. Major or Ms. Hamblet, as applicable: (i) has been convicted of, or has entered a pleading of guilty or nolo contendere to, a felony (other than DUI or a similar felony) or any crime involving fraud, theft, embezzlement or other act of dishonesty involving the Company; (ii) has knowingly and intentionally participated in fraud, embezzlement or other act of dishonesty involving the Company; (iii) materially fails to attempt in good faith to perform duties required of his or her employment; (iv) fails to attempt in good faith to comply with a lawful directive of the Board or the Chief Executive Officer; (v) engages in willful misconduct as a result of which he or she receives a material and improper personal benefit at the expense of the Company, or accidental misconduct resulting in such a benefit, which he or she does not promptly report and redress; (vi) in carrying out duties, engages in willful misconduct or omissions constituting gross negligence or willful misconduct resulting in substantial economic harm to the Company; (vii) has failed for any reason to correct, cease or alter any action or omission that constitutes (A) a material breach of his or her employment agreement or (B) a material breach of his or her duty of loyalty to the Company or (viii) has improperly disclosed any material proprietary information without authorization.

Under the employment agreements, resignation for “good reason” requires that, without the NEO’s prior written consent, there has been: (i) a material diminution of such NEO’s base salary or target annual bonus; (ii) a material diminution in title or authority, duties or responsibilities of the NEO; (iii) any requirement that they report to anyone but the Chief Executive Officer or the Board; (iv) any material breach by the Company of the employment agreement or other agreements with the Company or (v) in the case of Mr. Major, any requirement that the NEO relocate his personal residence to any city more than 50 miles from Raleigh, North Carolina, or in the case of Ms. Hamblet, any requirement that she relocate her personal residence.

The employment agreements with Mr. Major and Ms. Hamblet also contain intellectual property and non-disclosure provisions and non-competition provisions that extend for 12 months after a termination of employment.

Amended Employment Agreement with Ms. Hamblet

On February 21, 2017, the Company and Ms. Hamblet entered into the Amended Hamblet Agreement, pursuant to which Ms. Hamblet has been appointed Executive Vice President of eBusiness and Pro Remodeler Segment of the Company. Prior to the entry into the Amended Hamblet Agreement, which replaces and supersedes Ms. Hamblet’s prior employment agreement with the Company, Ms. Hamblet served as the Company’s Executive Vice President, eBusiness. The Amended Hamblet Agreement is effective as of February 21, 2017 and continues indefinitely unless earlier terminated under certain circumstances described therein.

The Amended Hamblet Agreement is for an indefinite term but may be terminated by either party at any time subject to the terms and conditions of such agreement. The agreement provides for a compensation package that includes an annual base salary and an annual bonus. Effective February 21, 2017, Ms. Hamblet’s base salary will be $325,500, and the agreement provides for a target bonus of 100% of base salary. The actual amount of the annual bonus is to be determined by the compensation committee based upon percentage achievement of certain Company and individual performance goals for each respective calendar year.

Under the Amended Hamblet Agreement, Ms. Hamblet is eligible to participate in applicable benefit plans, policies or contracts that we adopt for employees, including our 401(k) plan, and other benefits and fringe benefits generally available for executive personnel. Such employment agreement also provides that we are obligated to reimburse Ms. Hamblet for all reasonable expenses incurred in connection with performing her duties.

Under the Amended Hamblet Agreement, upon termination without “cause” or resignation for “good reason,” Ms. Hamblet will be entitled to (i) an amount equal to her then-current base salary, which shall be paid to the executive on a salary continuation basis according to the Company’s normal payroll practices over the 12-month period following her separation; (ii) an amount equal to her target bonus, which shall be paid when the annual cash bonus for such year is paid to other executives of the Company; (iii) continued participation in the Company’s group health plan for six months, subject to the limitations set forth in the agreement; (iv) accelerated vesting of her then-outstanding and unvested stock options, stock appreciation rights, restricted stock units or shares, performance stock units or any other Company equity compensation awards, to the extent such awards would have vested solely upon her continued employment; and (v) in the event of certain changes of control where the successor fails to assume the agreement, the acceleration of all equity awards as set forth in clause (iv) hereto as well as the continuation of her salary for 24 months instead of 12 months and a payment equal to her then-current target bonus.

In the event of the disability of Ms. Hamblet, the Company shall accelerate the vesting of all then-outstanding unvested restricted stock, stock options and any other equity compensation awards, to the extent that such awards would have vested solely upon their continued employment, such that 100% of such awards become vested in full.

In addition, in the event that such termination occurs within 90 days preceding or six months following a change in control, the Company will accelerate the vesting of Ms. Hamblet’s then-outstanding and unvested stock options, restricted stock and any other equity compensation awards, to the extent that such awards would have vested solely upon the her continued employment, such that 100% of such awards become vested in full. The term “change in control” includes the following events: (i) approval by the Board of a plan of liquidation, dissolution or winding-up of the Company; (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries; (iii) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities; and (iv) subject to certain exceptions, a merger or consolidation of the Company with a Merger Partner as a result of which (A) the voting securities in the Merger Partner immediately prior thereto represent more than 50% of the combined voting power in the surviving entity immediately thereafter, or (B) the stockholders of the Merger Partner immediately prior to such transaction have the power to elect or designate a majority of the members of the board of the Company or the surviving entity.

Under the Amended Hamblet Agreement, termination for “cause” requires that Ms. Hamblet: (i) has committed any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (ii) has committed any act of fraud, embezzlement or misappropriation, or engaged in material misconduct or breach of fiduciary duty against the Company; (iii) has willfully failed to substantially perform such duties as are reasonably assigned to her under the agreement; (iv) has unlawfully used or possessed illegal drugs on the Company’s premises while performing her duties and responsibilities for the Company; (v) materially fails to attempt in good faith to perform her duties required under her employment by or other relationship with the Company; (vi) fails to attempt in good faith to comply with a lawful directive of the Board or the Chief Executive Officer; (vii) engages in willful misconduct as a result of which she receives a material and improper personal benefit at the expense of the Company, or accidental misconduct resulting in such a benefit, which she does not promptly report and redress; (viii) in carrying out duties, engages in willful misconduct or omissions constituting gross negligence or willful misconduct resulting in substantial economic harm to the Company; (ix) has failed for any reason to correct, cease or alter any action or omission that constitutes (A) a material breach of his or her employment agreement or (B) a material breach of his or her duty of loyalty to the Company or (x) has improperly disclosed any material proprietary information without authorization.

Under the Amended Hamblet Agreement, resignation for “good reason” requires that, without Ms. Hamblet’s prior written consent, there has been: (i) a material diminution of her base salary or target annual bonus; (ii) a material diminution in title or authority, duties and responsibilities of Ms. Hamblet; (iii) any requirement that she report to anyone but the President and Chief Executive Officer (or, if the Company becomes a subsidiary or a division of another entity not engaged in predominantly the same business as the Company, the most senior executive of such subsidiary); (iv) any material breach by the Company of the employment agreement or other agreements with the Company; (v) there is a change in control and the successor does not assume and continue the employment agreement; and (vi) any requirement by the Company that she relocate her personal residence.

Ms. Hamblet is subject to a confidentiality covenant, assignment of inventions covenant and a 12 month (or 24 month if in connection with a change of control) non-competition and non-solicit covenant.

Employment Agreement with Mr. Street

We have an employment agreement with Mr. Street. The employment agreement includes provisions requiring us to make post-termination payments upon certain qualifying termination events, including termination without cause or a termination without cause in connection with a change in control. The employment agreement with Mr. Street is for an indefinite term but may be terminated by either party at any time subject to the terms and conditions of the agreement. The agreement sets forth a compensation package that includes an annual base salary and an annual bonus. For 2016, the employment agreement provided for a base salary of $450,000, and an annual bonus pursuant to the Company’s Executive Bonus Incentive Plan. The actual amount of the annual bonus is to be determined by the compensation committee based upon percentage achievement of certain Company performance goals for each respective calendar year.

Under the employment agreement, Mr. Street is eligible to participate in applicable benefit plans, policies or contracts that we adopt for employees, including our 401(k) plan, and other benefits and fringe benefits generally available for senior executive personnel. The employment agreement also provides that we are obligated to reimburse the executive for all reasonable expenses incurred in connection with performing his duties.

Under the employment agreement, upon termination without “cause,” Mr. Street will be entitled to (i) an amount equal to $450,000, which shall be paid in a lump sum within 75 days following the separation, (ii) payments of the amount of all bonuses the executive would be eligible to receive under the Company’s Executive Bonus Incentive Plan for the year in which the termination occurs, as and when payments become payable under such plan, and (iii) payment on the executive’s behalf of monthly COBRA premiums for 18 months following the separation.

In the event that a termination of Mr. Street’s employment without “cause” occurs within two months prior to the signing of a definitive agreement with respect to a “change in control” of the Company or within six months following the consummation of a “change in control,” in addition to the severance benefits described above, the Company shall accelerate the vesting of all unvested restricted stock, stock options and any other equity compensation awards outstanding under our equity incentive plans, such that 100% of such awards become vested in full.

The term “change in control” includes the following events: (i) the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) any such “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity that controls the Company), including by way of stock acquisition, reorganization, merger, consolidation, tender or exchange offer or otherwise; or (iii) either a merger or consolidation in which the direct or indirect beneficial owners of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than 50% of the voting power of the securities of the surviving corporation (or if the surviving corporation is a subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity that controls the surviving corporation and is not itself a subsidiary of any other entity) immediately following such transaction.

Under the employment agreement, termination for “cause” requires that Mr. Street shall: (i) commit an act of fraud, embezzlement or misappropriation involving the Company, (ii) be convicted by a court of competent jurisdiction of, or enter a plea of guilty or no contest to, any felony involving moral turpitude or dishonesty, (iii) commit an act, or fail to commit an act, involving the Company that amounts to, or with the passage of time would amount to, willful misconduct, gross negligence or a willful breach of the employment agreement that results or will result in material and demonstrable harm to the Company, if such act is not corrected within 30 days following receipt of written notice thereof from the Company, or (iv) willfully fail to perform the responsibilities and duties specified in the employment agreement for a period of 30 days following receipt of written notice thereof from the Company that specifically describes past instances of willful failure of performance, provided that in the case of clause (iv) above, during the 30-day period following receipt of such notice, the executive shall be given the opportunity to take reasonable steps to cure any such claimed past failure of performance..

The employment agreement with Mr. Street also contains non-disclosure provisions, non-competition provisions applicable during the term of Mr. Street’s employment and employee and customer non-solicitation provisions that extend for 12 months after a termination of employment.

Employment Agreement with Mr. Barnes

Mr. Barnes is compensated pursuant to an offer letter dated October 16, 2015 and a supplement thereto dated February 22, 2016. The offer letter provides for a salary of $275,000 per year with eligibility for a bonus of 60% of Mr. Barnes’ salary. Pursuant to the offer letter, Mr. Barnes is eligible to participate in the company’s medical plan and 401(k) plan. The offer letter also provides that we are obligated to reimburse the executive for all reasonable expenses incurred in connection with performing his duties.

The supplement to his offer letter provided that if Mr. Barnes is terminated with or without cause, he will be entitled to receive all earned but unpaid base salary plus any accrued but unused paid time off less standard withholdings. In addition, if Mr. Barnes is terminated without cause and provided that Mr. Barnes executes a release of claims against the Company, Mr. Barnes will be entitled to receive a severance payment in a lump sum amount equal to the annual amount of his base salary paid within 60 days following the separation and, no later than March 15 of the year-end following the date of the termination of his employment, the pro rata share of any bonus he would have received for the year in which his employment was terminated. Under the supplement to his offer letter, if Mr. Barnes is terminated for cause, he is entitled to no additional compensation.

Under the supplement to Mr. Barnes’ offer letter, termination for “cause” requires that Mr. Barnes shall: (i) commit an act of fraud, embezzlement or misappropriation involving the Company, (ii) be convicted by a court of competent jurisdiction of, or enter a plea of guilty or of no contest to, any felony involving moral turpitude or dishonesty, (iii) commit an act, or fail to act, involving the Company which amounts to, or with the passage of time would amount to, willful misconduct, or gross negligence that results or will result in material and demonstrable harm to the Company, if such act is curable and is not corrected within 30 days following receipt of written notice from the Company, or (iv) willfully fail to perform his responsibilities or duties for a period of 30 days following receipt of written notice from the Company.

Effective February 1, 2017, Mr. Barnes’s base salary will be $300,000.

Potential Payments Upon Termination and Change in Control

In the event of the termination of the employment of Messrs. Alexander, Major, Street and Barnes and Ms. Hamblet, they are entitled to receive the amounts and/or benefits specified in their employment agreements described above and as disclosed in the table below.

The table below reflects amounts that would have been payable to each of Messrs. Alexander, Street, Major and Barnes and Ms. Hamblet assuming their employment was terminated on December 31, 2016. The information assumes that the NEO executed a general release of claims against us.

Pursuant to Mr. Alexander’s employment agreement, in the event of Mr. Alexander’s termination of employment without “cause” within two months prior to, and six months following, a change in control, Mr. Alexander is entitled to full acceleration of all awards outstanding under any equity plans of the Company and the pro-rata bonus payable is based on his target bonus, rather than actual bonus. See the “Executive Compensation - Employment Agreements” section for further discussion regarding payments due upon the termination of employment under Mr. Alexander’s employment agreement. Pursuant to the employment agreements for each of Mr. Major and Ms. Hamblet, in the event such executive’s employment is terminated by us without “cause” or by the executive for “good reason,” within 90 days preceding or 12 months following a change in control, as defined in the employment agreement, all unvested restricted stock, stock options and any other equity compensation awards granted will accelerate and become vested. Pursuant to the employment agreement with Mr. Street, in the event that a termination of Mr. Street’s employment without “cause” occurs within two months prior to the signing of a definitive agreement with respect to a “change in control” or within six months following the consummation of a “change in control,” in addition to the regular severance benefits described above, all unvested restricted stock, stock options and any other equity compensation awards granted will accelerate and become vested. Pursuant to the offer letter and supplement thereto with Mr. Barnes, if Mr. Barnes is terminated with or without “cause,” he will be entitled to receive all earned but unpaid base salary plus any accrued but unused paid time off less standard withholdings. In addition, if Mr. Barnes is terminated without “cause” and provided that Mr. Barnes executes a release of claims against the Company, Mr. Barnes will be entitled to receive a severance payment in a lump sum amount equal to the annual amount of his base salary paid within 60 days following the separation and, no later than March 15 of the year-end following the date of the termination of his employment, the pro rata share of any bonus he would have received for the year in which his employment was terminated. Under the supplement to his offer letter, if Mr. Barnes is terminated for “cause”, he is entitled to no additional compensation. See the “Executive Compensation – Employment Agreements” section for further discussion regarding payments due upon the termination of employment under the applicable employment agreements. The 2016 fiscal year end values of equity awards that would vest upon termination in connection with a change in control are shown in the table below.

Name	Benefit(1)	Termination Without Cause and/or for Good Reason ($)	Termination for Death or Disability ($)	Termination Without Cause or for Good Reason in Connection With Change in Control(4) ($)
Peter C. Alexander	Base salary lump sum payment	1,500,000	—	1,500,000
	Bonus(2)	—	—	—
	Continuation of benefits	36,463	—	36,463
	Value of accelerated vesting of restricted stock grants	—	4,192,500(3)	4,192,500(3)
	Value of accelerated vesting of stock options	—	—	—
James F. Major, Jr.	Base salary continuation	637,500	—	1,062,500
	Bonus(2)	637,500	—	1,062,500
	Continuation of benefits	27,031	—	27,031
	Value of accelerated vesting of restricted stock grants	—	468,000(3)	468,000(3)
	Value of accelerated vesting of stock options	—	—	—
Paul Street	Base salary lump sum payment	450,000	—	450,000
	Bonus(2)	—	—	—
	Continuation of benefits	18,128	—	18,128
	Value of accelerated vesting of restricted stock grants	—	—	—
	Value of accelerated vesting of stock options	—	—	—
Thomas J. Barnes	Base salary lump sum payment	275,000	—	275,000
	Bonus(2)	—	—	—
	Continuation of benefits	—	—	—
	Value of accelerated vesting of restricted stock grants	—	229,827(3)	229,827(3)
	Value of accelerated vesting of stock options	—	—	—
Lisa M. Hamblet	Base salary continuation	465,000	—	775,000
	Bonus(2)	465,000	—	775,000
	Continuation of benefits	27,347	—	27,347
	Value of accelerated vesting of restricted stock grants	—	390,000(3)	390,000(3)
	Value of accelerated vesting of stock options	—	—	—

(1)	These benefits reflect base salary, bonus and other benefits as of December 31, 2016. For 2017, the compensation committee approved an increase in base salary for Ms. Hamblet, as described in “Executive Compensation - Employment Agreements.” For a description of the payments to be made upon termination and change of control to Ms. Hamblet under the Amended Hamblet Agreement, see “Executive Compensation—Employment Agreements—Amended Employment Agreement with Ms. Hamblet.”
(2)	Pursuant to the employment agreements for Mr. Major and Ms. Hamblet, the severance payment upon a termination without cause or a resignation for good reason is based on the higher of actual or target bonus during the previous two fiscal years. The calculation of severance payments under the employment agreements for Messrs. Alexander and Major and Ms. Hamblet is further described under “Executive Compensation—Employment Agreements.”
(3)	Includes restricted stock and restricted stock units. The closing price for our common stock on December 30, 2016, was $19.50. As of December 31, 2016, Messrs. Alexander, Major and Barnes and Ms. Hamblet had 50,000, 24,000, 11,786 and 20,000 unvested shares of restricted stock or restricted stock units, respectively, subject to acceleration. Additionally, the performance-based restricted stock units granted to Mr. Alexander vest at the target of 165,000 shares upon a termination for death or disability or in connection with a change in control.
(4)	Under Mr. Alexander’s employment agreement, a termination without cause within two months prior to, or six months after, a change in control is deemed to be in connection with such change in control. Under the employment agreements with Mr. Major and Ms. Hamblet, a termination without cause or resignation for good reason within 90 days prior to, or 12 months after, a change in control is deemed to be in connection with such change in control. Under Mr. Street’s employment agreement, a termination without cause within two months prior to the signing of a definitive agreement with respect to a change in control or within six months following the consummation of a change in control is deemed to be in connection with such change in control. Under the employment agreements with Mr. Major and Ms. Hamblet, the consummation of the Merger did not constitute a change in control solely with respect to the restricted stock units granted on November 3, 2015.

Compensation Committee Report

This report is submitted by the compensation committee of the Board. The compensation committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the compensation committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Carl R. Vertuca, Jr., Chair
David L. Keltner
James O’Leary

Related Person Transactions

Approval Policies

Our Board has adopted a written policy regarding the review, approval or ratification of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Under the written policy, our audit committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. In the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

•	The nature of the related person’s interest in the transaction;
•	The material terms of the transaction, including the amount involved and type of transaction;
•	The importance of the transaction to the related person and to our Company;
•	Whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•	Any other matters the audit committee deems appropriate.

Other than compensation agreements and other arrangements that are described under “Executive Compensation,” and the transactions described below, since January 1, 2016, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Amended and Restated Professional Services Agreement with Glendon Saturn

On May 5, 2009, in connection with Gores Building Holdings’ investment in our Company, we entered into a professional services agreement with Glendon Saturn Holdings LLC, which we refer to as Glendon Saturn, an affiliate of Gores. The agreement was amended and restated on June 13, 2013. Under the professional services agreement, Glendon Saturn provided consulting services related to operations, mergers and acquisitions and financial matters. In exchange for these services, we agreed to pay Glendon Saturn consulting fees based on the hours spent by Glendon Saturn employees providing the consulting services. We also agreed to reimburse Glendon Saturn for out-of-pocket expenses incurred in connection with the provision of services pursuant to the professional services agreement. The professional services agreement as amended and restated provided for a one-year term subject to automatic annual renewals for additional one-year terms unless we and Glendon Saturn agreed not to renew the agreement prior to expiration of the prior one-year term. In addition, Glendon Saturn was able to terminate the agreement prior to its expiration in the event of any sale of all or substantially all of the assets of the Company or if Gores and its affiliates cease to beneficially own at least 50% of the Company’s outstanding voting securities. For the year ended December 31, 2016, we paid no fees or out-of-pocket expenses under the professional services agreement.

The professional services agreement was mutually terminated by the Company and Glendon Saturn on April 5, 2016.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, SBS entered into a registration rights agreement with the stockholder group, which consists of certain stockholders affiliated with Davidson Kempner Capital Management LP, which we refer to as DK (which collectively owned 28.0% of BMHC’s outstanding common stock prior to the Merger), Robotti & Company Advisors, LLC (which collectively owned 14% of BMHC’s outstanding common stock prior to the Merger) and Gores (which collectively owned 38.0% of SBS’s outstanding common stock prior to the Merger. The registration rights agreement became effective automatically upon the closing of the Merger. Pursuant to the registration rights agreement, the Company grants the stockholder group registration rights with respect to the shares of Company common stock held by the stockholders affiliated with Gores as of the date of the closing of the Merger and the shares of Company common stock issuable to the stockholders affiliated with DK and Robotti & Company Advisors, LLC pursuant to the Merger Agreement and the transactions contemplated therein (which we refer to as the registrable shares). The registration rights only apply to registrable shares and not shares of Company common stock subsequently acquired by any party. Shares of Company common stock cease to be registrable shares when they have been sold or distributed pursuant to a public offering, sold in compliance with Rule 144 under the Securities Act of 1933, which we refer to as the Securities Act, or repurchased by the Company or a subsidiary of the Company. The registration rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. In connection with a secondary offering of the Company’s common stock that closed on May 24, 2016, the Company and the selling stockholders entered into the First Supplement (the “Supplement”) to the Registration Rights Agreement. The Supplement amended the limitation on the number of shares the Selling Stockholders may sell from 15% of the number of shares held by such holder immediately following the closing of the Merger with a carry-over of unsold shares up to 25% per quarter to 25% of the number of shares held by such holder immediately following the closing of the Merger per quarter with no carry-over of unsold shares.

Amended and Restated Certificate of Incorporation

Our Amended and Restated Certificate of Incorporation, which was amended in connection with the Merger, includes various provisions governing transactions and other relationships between us and certain stockholders. Our Amended and Restated Certificate of Incorporation opts us out of being subject to Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, an anti-takeover law. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, our Amended and Restated Certificate of Incorporation contains anti-takeover provisions that are substantially similar in effect to Section 203 of the DGCL. The anti-takeover provisions in the Amended and Restated Certificate of Incorporation prohibit us from engaging in a business combination, such as a merger, with a person or group owning 15% or more of our voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. The Amended and Restated Certificate of Incorporation includes specified exceptions from anti-takeover provisions, which provide that (i) in certain circumstances (as described below), DK, Gores and their respective affiliates or associates, which we refer to as the Grandfathered Stockholders, and (ii) any person who would otherwise be an interested stockholder because of a transfer, assignment, conveyance, hypothecation, encumbrance or other disposition of 5% or more of our outstanding voting stock by any Grandfathered Stockholder to such person will be excluded from the “interested stockholder” definition in the Amended and Restated Certificate of Incorporation. At any time during the period beginning on the closing date of the Merger and ending on the third anniversary thereof, each Grandfathered Stockholder is permitted to own any amount less than 20% of our outstanding voting stock and will not be deemed an interested stockholder unless such Grandfathered Stockholder’s ownership level meets or exceeds 20% of our outstanding voting stock during such three-year period. From and after the third anniversary of the closing date of the Merger, each Grandfathered Stockholder is permitted to continue owning its respective ownership amount that it owns, together with its affiliates and associates, on such anniversary and will not be deemed an interested stockholder unless such Grandfathered Stockholder’s ownership level later exceeds such ownership amount of our outstanding voting stock. Moreover, each Grandfathered Stockholder, together with its affiliates and associates, may reduce its ownership amount at any time from and after the third anniversary of the effective time of the Merger; provided that, if such Grandfathered Stockholder reduces its ownership amount below the ownership amount of such Grandfathered Stockholder that exists on the third anniversary of the effective time of the Merger, such Grandfathered Stockholder may not increase its ownership amount above such reduced amount; provided, further, that if such Grandfathered Stockholder reduces its ownership amount below 15% of our outstanding voting stock after the third anniversary of the effective time of the Merger, such Grandfathered Stockholder may own any amount of voting stock below 15% of our outstanding voting stock, in the case of each of the foregoing provisos, without being deemed an interested stockholder.

Stock Ownership Information

The following table contains information about the beneficial ownership of our common stock as of March 20, 2017, by:

•	Each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	By each of our directors or nominees for director;
•	By each of our NEOs; and
•	By all of our directors and executive officers as a group.

Percentages of common stock owned are based on 66,741,135 shares outstanding as of March 20, 2017.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The number of shares deemed to be outstanding and beneficially owned includes shares of restricted stock and shares issuable upon settlement of restricted stock units that will vest within 60 days of March 20, 2017, and options that are currently exercisable or exercisable within 60 days of March 20, 2017. These shares, however, are not deemed outstanding for the purposes of computing the ownership percentage of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, the address of each of the individuals named below is c/o BMC Stock Holdings, Inc., Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328.

	Shares Beneficially Owned
Name	Number	Percent
5% Stockholders:
The Gores Group(1)	4,831,617	7.2%
Frontier Capital Management Co., LLC(2)	3,469,897	5.2%

Directors and Named Executive Officers:
Peter C. Alexander(3)	521,331	*%
Paul Street	466,327	*%
James F. Major, Jr.(4)	281,848	*%
Thomas J. Barnes(5)	3,929	*%
Lisa M. Hamblet(6)	53,908	*%
David W. Bullock(7)	28,827	*%
Barry J. Goldstein(8)	14,068	*%
David L. Keltner(8)	9,068	*%
Michael T. Miller(8)	19,467	*%
James O’Leary(8)	29,467	*%
Jeffrey G. Rea(9)	856,561	1.3%
Carl R. Vertuca, Jr.(10)	118,549	*%
All directors and executive officers as a group (15 Persons)(11)	2,488,449	3.7%

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	According to a Form 4 filed with the SEC on March 20, 2017, Gores Building Holdings, LLC is the record owner of 4,616,197 shares of Common Stock. Glendon Saturn Holdings, LLC is the record owner of 215,420 shares of Common Stock. The Gores Group, LLC is the manager of Glendon Saturn Holdings, LLC and Alec E. Gores is the manager of The Gores Group, LLC. Gores Capital Partners II, L.P. is the controlling member of Gores Building Holdings, LLC. Gores Capital Advisors II, LLC is the general partner of Gores Capital Partners II, L.P. The Gores Group, LLC is the manager of Gores Capital Advisors II, LLC. The Gores Group, LLC has a five member investment committee that has voting and dispositive authority over the Common Stock held of record by Gores Building Holdings, LLC and Glendon Saturn Holdings, LLC. The members of the investment committee are Fernando Goni, Alec E. Gores, Mark R. Stone, Vance W. Diggins and Steven C. Yager. Each of the foregoing persons may be deemed to share voting and dispositive power with respect to the shares held of record by Gores Building Holdings, LLC and Glendon Saturn Holdings, LLC. The address of each of the foregoing persons is c/o The Gores Group LLC, 9800 Wilshire Blvd, Beverly Hills, California 90212.
(2)	According to a statement on Schedule 13G filed with the SEC on February 10, 2017, represents (i) 1,498,818 shares of common stock for which Frontier Capital Management Co., LLC (“Frontier”) has sole voting power and (ii) 3,469,897 shares of common stock for which Frontier has sole dispositive power. The address of Frontier is 99 Summer Street, Boston, MA 02110.
(3)	Includes (i) 71,095 shares of common stock held by Kinderoaks Family, LLC, for whom Mr. Alexander has shared dispositive and voting power and (ii) 399,545 shares of common stock held by The Peter C. Alexander Revocable Trust, for which Mr. Alexander has sole dispositive and voting power.
(4)	Includes 96,449 shares of common stock issuable upon exercise of existing options that have vested.
(5)	Includes 3,929 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017.
(6)	Includes 40,096 shares of common stock issuable upon exercise of existing options that have vested.
(7)	Includes 10,720 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017.
(8)	Includes 5,360 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017.
(9)	Includes 221,201 shares of common stock issuable upon exercise of existing options that have vested and 5,360 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017.
(10)	Includes (i) 5,360 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017 and (ii) 14,000 shares of common stock held by MJR Ventures, LLC for whom Mr. Vertuca has sole dispositive and voting power.
(11)	Includes 362,827 shares of common stock issuable upon exercise of existing options that have vested and 46,809 shares issuable upon the vesting of restricted stock units within 60 days of March 20, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their initial ownership and changes in their ownership of our common stock and other equity securities. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2016, except:

•	Mr. Alexander failed to timely file an amendment to a Form 4 for the March 31, 2016 tax withholding on vesting of previously granted restricted stock, and such proper amendment to the previously filed Form 4 was filed on June 29, 2016;
•	Mr. Street failed to timely file an amendment to a Form 4 for the October 1, 2016 tax withholding on vesting of previously granted restricted stock, and such proper amendment to the previously filed Form 4 was filed on November 10, 2016;
•	Messrs. Keltner, Bullock, O’Leary, Vertuca, Goldstein, Miller, Jeffrey Gene Rea, and Thomas Joseph Barnes failed to timely file a Form 4 for the May 10, 2016 grant of restricted stock, and such filings were made on May 16, 2016; and
•	Mr. Rea failed to timely file an amendment to a Form 4 for the December 1, 2015 tax withholding on vesting of previously granted restricted stock, and such proper amendment to the previously filed Form 4 was filed on February 8, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016, with respect to the Company’s existing equity compensation plans:

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of December 31, 2016		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights as of December 31, 2016		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(Excluding Securities Reflected in Column (a) as of December 31, 2016
2013 Incentive Plan (approved by stockholders)	1,516,647	(1)	17.20	(2)	3,598,850	(3)
Pre-IPO incentive program (not approved by stockholders)	129,601		0.97		—
Total	1,646,248		15.15	(2)	3,598,850	(3)

(1)	Includes 894,751 options, 117,381 restricted shares and 504,515 restricted stock units outstanding under the 2013 Incentive Plan.
(2)	Represents the weighted average exercise price of the outstanding options only and does not reflect outstanding restricted stock and restricted stock units, which have no exercise price.
(3)	Represents securities remaining under the 2013 Incentive Plan, and includes (i) 1,800,000 shares initially authorized for issuance, plus (ii) 3,800,000 additional shares authorized for issuance as approved by the Company’s stockholders on December 1, 2015, and registered on a Registration Statement on Form S-8 filed with the SEC on March 23, 2016, less (iii) 2,001,150 shares issued, net of shares forfeited, expired or surrendered.

Additional Information

Attending the Annual Meeting Online

We are having a completely virtual meeting of stockholders. No physical meeting will be held.

We encourage you to access the meeting prior to the start time. The webcast starts at 8:00 a.m., Eastern Time.

Instructions on how to attend and participate in the Annual Meeting by webcast, including how to demonstrate proof of stock ownership, are posted on the meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the Computershare Call Center at 877-373-6374.

Both beneficial owners and registered owners of our shares should read the information set forth in “Frequently Asked Questions About These Proxy Materials and Voting—Who is entitled to vote at the Annual Meeting?” and “Frequently Asked Questions About These Proxy Materials and Voting—How do I register to attend the Annual Meeting virtually on the Internet?” for more information on registering to attend the Annual Meeting. Stockholders may vote and submit questions prior to and during the Annual Meeting by visiting www.meetingcenter.io/291955397. The password for the meeting is BMCH2017.

The webcast will be available for replay for one year from May 11, 2017.

Stockholder Proposals for Inclusion in the 2018 Annual Meeting Proxy Statement

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2018 Annual Meeting of Stockholders. To be eligible for inclusion in our 2018 proxy statement under Rule 14a-8, your proposal must be received by us no later than the close of business on November 27, 2017, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our Amended and Restated Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2018 Annual Meeting of Stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary in writing not earlier than January 11, 2018, and not later than February 10, 2018. Such notice must set forth certain information specified in our Amended and Restated Bylaws. All stockholder proposals should be in writing and submitted to the Secretary of BMC Stock Holdings, Inc., Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328.

A copy of our Amended and Restated Bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from the Company’s secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

Delivery of Proxy Materials to Households

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of proxy materials, including the Notice, the Notice of Annual Meeting of Stockholders and proxy statement, to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Incorporation by Reference

Neither the compensation committee report nor the audit committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information contained on or accessible through these websites is not part of this document.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports on Forms 10-K, 10-Q and 8-K, and all amendments to those reports filed with the SEC, our Code of Business Conduct and Ethics, the charters of the audit, compensation and corporate governance and nominating committees and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our Investor Relations website at ir.buildwithbmc.com, or may be requested in print, at no cost, by telephone at (919) 431-1133, by email at investors@buildwithbmc.com or by mail at BMC Stock Holdings, Inc., Two Lakeside Commons, 980 Hammond Drive NE, Suite 500, Atlanta, Georgia 30328, Attention: Investor Relations.

Other Matters

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING ONLINE BY WEBCAST. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Paul Street
General Counsel and Corporate Secretary
Atlanta, Georgia
March 27, 2017

.. BMC Stock Holdings, Inc. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends you vote FOR each of the Class I Director nominees to the Board in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Class I Directors: For Withhold For Withhold For Withhold + 1a - David W. Bullock 1b - David L. Keltner 1c - Jeffrey G. Rea For Against Abstain For Against Abstain 2. Ratification of the selection of PricewaterhouseCoopers LLP 3. Approval of an advisory resolution on as the Company’s independent registered public accounting compensation of the Company’s firm for the fiscal year ending December 31, 2017. named executive officers. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02JSDE

.. The 2017 Annual Meeting of Shareholders of BMC Stock Holdings, Inc. will be held on Thursday, May 11, 2017, at 8:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/291955397. To access the virtual meeting, you must refer to the “Frequently Asked Questions About These Proxy Materials and Voting” section of the Proxy Statement. • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — BMC Stock Holdings, Inc. 2017 Annual Meeting of Stockholders — May 11, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of BMC Stock Holdings, Inc., dated March 27, 2017, herebyappoints Peter C. Alexander, James F. Major, Jr. and Paul Street (each with full power to act alone and with power of substitution) to represent theundersigned and to vote the shares of the undersigned at the Annual Meeting of Stockholders of BMC Stock Holdings, Inc., and at any adjournments orpostponements thereof, upon all matters as may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given withrespect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted inaccordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on theproxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The Board ofDirectors knows of no reason why any of the nominees for the Board of Directors would be unable to serve, but in the event any nominee is unable to serveor for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board ofDirectors may recommend. The proxies cannot vote your shares unless you sign and return this card or vote electronically. Please refer to the Proxy Statement for a discussion of the Proposals. PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY; YOU MAY USE THE ENCLOSED ENVELOPE.